Exhibit 10.18

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

CREDIT AGREEMENT

Dated as of March 31, 2015

among

SHORTFIN SOLAR, LLC,
a Delaware limited liability company,
as the Borrower,

SOLARCITY CORPORATION,
a Delaware corporation,
as the Limited Guarantor,

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent
and
a Lender,

and

The Other Lenders Party Hereto

BANK OF AMERICA, N.A.
as
Sole Lead Arranger and Sole Bookrunner

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

i

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ii

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iii

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iv

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SCHEDULES
1.01(a)	Knowledge Persons
2.01	Commitments and Applicable Percentages
4.01(n)	Consents
6.13	Separateness Provisions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
A	Form of Loan Notice
B	Form of Note
C-1	Assignment and Assumption
C-2	Administrative Questionnaire
D	Opinion Matters
E	Form of U.S. Tax Compliance Certificates
F	Advance Models

APPENDICES

1	Eligibility Representations
2	Tax Equity Structures, Partnerships, Lessor Partnerships, Subject Funds, Managing Members, Funded Subsidiaries, Lessees, Cash Sweep Designations and Investors
3	Project Documents
4	System Information
5	Tax Equity Representations
6	Approved Manufacturers
7	[Reserved]
8	Tax Equity Structure Characteristics

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of March 31, 2015, among SHORTFIN SOLAR, LLC, a Delaware limited liability company (the “Borrower”), SOLARCITY CORPORATION, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), and as a Lender.

WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower to monetize certain of the future distributions to be received by the Borrower from its subsidiaries in connection with Subject Funds, and the Lenders are willing to make such loans on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms.  As used in this Agreement (including in the preliminary statements hereto), the following terms shall have the meanings set forth below:

“Accounts” has the meaning specified in the CADA.

“Actual Net Cash Flow” means the actual amount of all Distributions of Ongoing Revenue paid to the Borrower Subsidiary Parties, which amounts shall be paid directly from the Borrower Subsidiary Parties to the Borrower.

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-2 or any other form approved by the Administrative Agent.

“Advance Models” means the financial models attached hereto as Exhibit F.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the letter agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and the Collateral Agent.

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“Agent Party” has the meaning specified in Section 10.02(c).

“Agents” has the meaning specified in the introductory paragraph hereto.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means 3.50% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11, United States Code.

“Bankruptcy Event” shall be deemed to have occurred with respect to any Person, if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it;

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(b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable Law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a custodian, conservator, rehabilitator, receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall become unable or admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable Law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, conservator, rehabilitator, receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; (g) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or (h) any other similar relief shall be granted against such Person under any federal, State or other applicable Law.

“Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, liquidation, conservatorship, rearrangement, receivership, assignment for the benefit of creditors, reorganization, moratorium or similar Law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.04.

“Borrower’s Knowledge” means the actual knowledge of (a) any Responsible Officer of the Borrower or (b) any Person set forth on Schedule 1.01(a) (but only with respect to matters relating to the Subject Fund(s) corresponding to such Person) or any Person who assumes the

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responsibility of a Person set forth on Schedule 1.01(a) with respect to a corresponding Subject Fund, of (x) a fact, condition or circumstance or (y) a fact, condition or circumstance that would cause a reasonably prudent person to conduct further inquiry.

“Borrower Subsidiary Party” means each of (a) [***], (b) [***], (c) [***], (d) [***], and (e) [***].

“Borrowing” means a borrowing hereunder, consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, and made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, “Business Day” means any such day that is also a London Banking Day.

“CADA” means the Collateral Agency and Depositary Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent, the Depositary, each Borrower Subsidiary Party thereto and the Lenders, solely for the purposes of Section 2.1 and Article VII thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Sweep Fund” means a Subject Fund whose Project Documents reduce, limit, suspend or otherwise restrict distributions to the Managing Member following the occurrence of certain events enumerated in such Project Documents, including (a) the failure to achieve a target internal rate of return by the projected flip date, (b) certain indemnity claims, and (c) non-payment of such indemnity claims by the applicable Subject Fund guarantor, as reasonably determined by the Administrative Agent in consultation with the Borrower and the Lenders.  Each Cash Sweep Fund is listed on Appendix 2.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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A “Change in Control” shall be deemed to have occurred if:

(a)SolarCity (or any successor entity thereto) shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding equity interests in Member;

(b)Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in the Borrower;

(c)the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in each Borrower Subsidiary Party or other Funded Subsidiary other than a Partnership or Lessor Partnership; or

(d)a Partnership Managing Member or Lessor Managing Member shall cease to own 100% of the Equity Interests owned by it as of the Closing Date;

provided, that any disposition that would otherwise be a Change in Control that (x) complies with the terms of Section 7.03 or (y) for purposes of clause (d), is a transfer of less than 1% of such Equity Interests required by the applicable Project Document, shall not be deemed to be a Change in Control.  For avoidance of doubt, interests issued to an Independent Member are not considered “equity interests”.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, with respect to a Collateral Document, all property which is subject or is intended or required to become subject to the security interests or Liens granted by such Collateral Document.

“Collateral Agent” has the meaning specified in the introductory paragraph hereto.

“Collateral Documents” means the CADA, the Member Pledge, the Security Agreement, each control agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Commercial Systems” means any System in respect of which the Host Customer is a commercial Host Customer.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (which shall set forth each Lender’s Commitment as of the Closing Date) or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Completion Deadline” has the meaning specified in Section 7.09(a).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Correction Payment” has the meaning given in Section 6.17(a).

“Current System” refers to a System owned by a Subject Fund as of the Closing Date for which a Notice of Loan is being delivered to the Administrative Agent.

“Customer Agreement” means a long term power purchase agreement or lease agreement entered into with a Host Customer relating to a System subject to a Subject Fund.

“Customer Payments” means all payments made by the Host Customers in accordance with its Customer Agreement.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (l) net obligations of such Person under any Hedging Agreement and (m) all obligations of such Person in respect of bankers’ acceptances.  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, unless such Debt is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Hedging Termination Value thereof

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as of such date.  The amount of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Default” means any occurrence, circumstance or event or any combination thereof, that with the giving of any notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulted System” means any System (a) that has not been in service for 180 days or more (subject to force majeure exceptions), (b) where (i) the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Customer Agreement and (ii) the related Customer Agreement has not been brought current or the related PV System has not been removed and re-deployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within 240 days after the end of such 120-day period or (c) with respect to which a Host Customer has failed to make a transfer payment or buy-out payment that is due and payable under a Customer Agreement.

“Depositary” means Bank of America, N.A.

“Depositary Fee Letter” means the letter agreement, dated as of the date hereof, among the Borrower, the Depositary and the Securities Intermediary.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discharge Date” means the date when the outstanding Obligations have been paid in full in cash, all Commitments have been terminated and each of the Loan Documents entered into by the Loan Parties has been terminated or novated such that none of the Loan Parties continues to have any obligations thereunder.  For the purpose of this definition, indemnification or similar obligations that by their terms survive the payment of the Obligations and for which no claim is pending as of the date of payment shall not constitute “Obligations” under the Loan Documents.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distributions of Ongoing Revenue” means all distributions paid or payable to any Borrower Subsidiary Party on account of its interest in a Subject Fund, other than distributions of amounts contributed by a partnership that received capital contributions from one or more Investors and the managing member of such partnership in connection with the purchase (or contribution) of PV Systems or from any Rent Prepayment.

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“Dollar” and “$” mean lawful money of the United States.

“Eligibility Representations” means the representations and warranties set forth in Appendix 1.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Substances or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, Laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety, or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Contributions” has the meaning given in the CADA.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind

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(including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrower or any ERISA Affiliate.

“Eurodollar Illegality Event” has the meaning specified in Section 3.02.

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with

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market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

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“Fee Letters” means each of (a) the Agency Fee Letter, (b) the Structuring Fee Letter and (c) the Depositary Fee Letter.

“FERC” means the Federal Energy Regulatory Commission of the United States.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Subsidiary” means those Subsidiaries of the Borrower associated with a Subject Fund and listed on Appendix 2.

“Funded System” refers to any System against which a Loan has been advanced in accordance with the terms of this Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any zoning authority, the FERC, the relevant State public utility commissions, and any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other

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financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning given in Section 11.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants (including crude oil or any fraction thereof), including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Host Customer” means a customer under a Customer Agreement relating to any System subject to a Subject Fund.

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“Impacted Loans” has the meaning specified in Section 3.03(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Member” means an individual who has not been at any time during the five years preceding such initial designation: (a) a direct or indirect owner of any equity interest in, or member (with the exception of serving as the Independent Member), officer, employee, director, manager or contractor, bankruptcy trustee, attorney or counsel of, the Borrower or any of its respective Affiliates; (b) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with the Borrower or any of its respective Affiliates (other than any fee paid for its services as Independent Member); (iii) an Affiliate of the Borrower excluded from serving as Independent Member under clause (a) or (b) of this definition; (d) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (a) or (b) of this definition; or (e) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any of its Affiliates in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person; provided, however, that notwithstanding the foregoing, for the purposes of clause (a), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Borrower which are traded on public stock exchanges.  The initial Independent Member is Jennifer A. Schwartz.

“Information” has the meaning specified in Section 10.07.

“Inspected Systems” means any Residential System or Commercial System for which SolarWorks classifies the related System to be past the point of the “Inspection Passed” as defined by SolarCity’s PV System Lifecycle Policy.

“Insurance Sweep Event” means (a) any insurance policy required to be procured or maintained in respect of the Systems owned by a Subject Fund under the applicable Project Documents shall fail to be in full force and effect and (b) the Subject Fund is not otherwise insured under an insurance policy purchased by the Administrative Agent on the behalf of the Borrower for the purpose of replacing an insurance policy described in clause (a).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate

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Loan and ending on the date one, two or three months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Maturity Date.

“Interest Reserve Account” has the meaning given in the CADA.

“Interest Reserve Required Balance” has the meaning given in the CADA.

“Investor” means tax equity investors or affiliates thereof who invest cash through a Tax Equity Structure.  Each Investor is listed on Appendix 2.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation including any Law, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

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“Lessee” means an Investor (or a partnership in which the Investor or a subsidiary of the Investor is a member), that leases a specific, segregated pool of PV Systems from a Lessor Partnership.  Each Lessee is listed on Appendix 2.

“Lessor Managing Member” means a bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member of, and owns a direct Equity Interest in, a Lessor Partnership.  Each Lessor Managing Member is listed on Appendix 2.

“Lessor Partnership” means a bankruptcy-remote special purpose vehicle, that (a) is member managed by a Lessor Managing Member, (b) the other members of which are one or more Investors (or a partnership in which one or more Investors or a subsidiary of one or more Investors is a member) and (c) owns a specific, segregated pool of PV Systems and is party to each related Customer Agreement.  Each Lessor Partnership is listed on Appendix 2.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Guarantor” has the meaning specified in the introductory paragraph.

“Limited Guaranty” has the meaning specified in Section 11.01.

“LLC Agreements” means the Limited Liability Company Agreement of the Borrower, dated as of March 31, 2015, and the limited liability company agreements of each Managing Member.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note (if any), the Collateral Documents and the Fee Letters.

“Loan Notice” means a notice of (a) the initial Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means the Member and the Borrower.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

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“[***] Tax Equity Required Consent” means the Tax Equity Required Consent in respect of [***] listed on Schedule 4.01(n), in form and substance satisfactory to the Administrative Agent.

“Managing Member” means (a) with respect to each Partnership Flip Structure, a Partnership Managing Member and (b) with respect to each Partnership Lease Pass Through Structure, a Lessor Managing Member.

“Market Disruption Event” has the meaning specified in Section 3.03.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, financial condition, assets, liabilities or properties of the Borrower and the Borrower Subsidiary Parties, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the legality, validity or enforceability of any of the Loan Documents or on the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Maturity Date” means September 30, 2015.

“Member” means [***], a Delaware limited liability company.

“Member Pledge” means the Member Pledge and Security Agreement, dated as of the date hereof, between the Member and the Collateral Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“OFAC List” means any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect on the date hereof, or any similar list issued by OFAC.

“OFAC Violation” has the meaning specified in Section 6.12(b).

“Operative Documents” means the Loan Documents, the LLC Agreements and the Project Documents.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Partnership” means a limited liability company owned by one or more Investors and a Partnership Managing Member and that owns a specific pool of PV Systems, is party to each related Customer Agreement and is entitled to receive the payments to be made by each Host Customer under each such Customer Agreement. Each Partnership is listed on Appendix 2.

“Partnership Flip Structure” means a tax equity structure that conforms to the characteristics set forth in Part I of Appendix 8.  Each Subject Fund that is structured as a Partnership Flip Structure is listed on Appendix 2.

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“Partnership Managing Member” means a bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member of, and owns a direct Equity Interest in, the Partnership in a Partnership Flip Structure.  Each Partnership Managing Member is listed on Appendix 2.

“Partnership Lease Pass Through Structure” means a tax equity structure that conforms to the characteristics set forth in Part II of Appendix 8.  Each Subject Fund that is structured as a Partnership Lease Pass Through Structure is listed on Appendix 2.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PBI” has the meaning specified in Appendix 1.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Based Incentive Agreement” has the meaning specified in Appendix 1.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Liens” means (a) Liens of materialmen, mechanics, workers, repairmen or employees arising in the ordinary course of business; (b) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves acceptable to the Administrative Agent have been established in accordance with GAAP; (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Administrative Agent; (d) Liens created under the Loan Documents; (e) Liens permitted under the applicable Project Documents; (f) Liens of Host Customers under Customer Agreements; and (g) encumbrances consisting of zoning restrictions, licenses, restrictions on use of property or imperfections in title relating to a System that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on the Funded Systems.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Placed-In-Service” means for a Current System, the definition of “Placed In Service” or “Placed-In-Service”, as applicable, given in the applicable Project Documents of the applicable Subject Fund.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or

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any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.04.

“Project Documents” means those documents of a Subject Fund listed on Appendix 3, as may be updated from time to time.

“PTO” has the meaning set forth in the definition of “PTO Systems”.

“PTO Systems” any Residential System or Commercial System for which SolarWorks classifies the related System to be at or past the point of the “Permitted to Operate (“PTO”) Stage” as defined by SolarCity’s PV System Lifecycle Policy.

“Public Lender” has the meaning specified in Section 6.04.

“PV System” means a photovoltaic system, including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring equipment, connectors, meters, disconnects, over current devices and battery storage.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances.

“Relevant Member Action” means, with respect to any matter relating to a Subject Fund with respect to which the Organizational Documents of such Subject Fund (or any other contract, agreement, or instrument) grant voting, approval or consent rights to the related Managing Member, or otherwise provide the Managing Member with the ability to cause such Subject Fund to take, or restrict such Subject Fund from taking, any action, the exercise by the Borrower, in its capacity as sole member of the related Managing Member, of such voting, approval, consent or other rights; provided that for purposes of Article VI, if any voting, approval, or consent is required to be taken pursuant to the Organizational Documents of such Subject Fund, the applicable Managing Member’s fiduciary duties (to the extent applicable given any elections set forth in such Organizational Documents) or as otherwise required by applicable Laws, the “Relevant Member Action” shall be deemed to have been taken; provided further, that for purposes of Article VII, if any voting, approval, or consent is required to be taken pursuant to the Organizational Documents of such Subject Fund, the applicable Managing Member’s fiduciary duties (to the extent applicable given any elections set forth in such Organizational Documents)

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or as otherwise required by applicable Laws, the “Relevant Member Action” shall not be deemed to have been taken.

“Rent Prepayment” means any prepayment of rent to the Lessor Partnership in a Partnership Lease Pass Through Structure.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Aggregate Commitments.

“Required LLC Provisions” has the meaning given in Section 6.13(b).

“Residential Systems” means any System located on residential property.

“Resignation Effective Date” has the meaning given in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(e)(i), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower.

“Revenue Account” has the meaning given in the CADA.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means the Agents, the Lenders and the Depositary.

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“Security Agreement” means the Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent.

“SolarCity” means SolarCity Corporation, a Delaware corporation.

“SolarWorks” means SolarWorks®, SolarCity’s proprietary project management software.

“SREC” means the definition “SRECs”, “RECs” or “Renewable Energy Credits”, as applicable, given in the applicable Project Documents of the applicable Subject Fund, but in any event, includes credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any State or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any System or electricity produced therefrom.

“Structuring Fee Letter” means the letter agreement, dated as of the date hereof, among the Borrower and the Lender.

“Subject Fund” means (a) for each Partnership Flip Structure, the Partnership and (b) for each Partnership Lease Pass Through Structure, the Lessor Partnership.  Each Subject Fund is listed on Appendix 2 hereto; provided, however, that [***] shall no longer be considered a “Subject Fund” if the Borrower has sold, transferred or otherwise disposed of the Equity Interests of [***] in accordance with Section 7.03(d).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Synthetic Lease Obligation” means the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy or such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“System” means (a) a PV System, (b) the applicable Customer Agreement related to such System and (c) all other related rights applicable thereto.

“System Information” means the information listed on Appendix 4.

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“Tax Equity Model” means for each Subject Fund, the financial model delivered to the Administrative Agent as of the Closing Date, as agreed upon by the respective Investor and Managing Member with respect to a Subject Fund.

“Tax Equity Representations” means the representations and warranties in Appendix 5.

“Tax Equity Required Consent” means, with respect to a Subject Fund, a consent executed by the Investor in such Subject Fund and each other party thereto, in form and substance acceptable to the Administrative Agent.  Each Tax Equity Required Consent is listed on Schedule 4.01(n).

“Tax Equity Structure” means a Partnership Flip Structure or an Partnership Lease Pass Through Structure.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“True-Up Report” means that report delivered by SolarCity or the applicable Lessor Partnership pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to

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such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing any audited financial statements required to be delivered hereunder, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other

Shortfin Credit Agreement

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documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II.  the COMMITMENTS and Credit LOANS

2.01Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans denominated in Dollars (each such loan, a “Loan”) to the Borrower on the Closing Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02Borrowing, Conversions and Continuations of Loans.

(a)The initial Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Except as set forth in Section 4.01(p), each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of the Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of the Borrowing of or conversion to Base Rate Loans.  Each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the

Shortfin Credit Agreement

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Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of the initial Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Closing Date.  Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to the Loans, all conversions of the Loans from one Type to the other, and all continuations of the Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to the Loans.

(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03Prepayments.

Shortfin Credit Agreement

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(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (ii) on the date of prepayment of Base Rate Loans; and (b) any prepayment of Loans of either Type shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)Upon receipt of any Equity Contributions under Section 6.17, the Borrower shall cause the proceeds of such Equity Contributions to be applied as a prepayment of outstanding principal of the Loans in an amount not less than the amount of applicable Correction Payment.

(c)Any prepayments of Eurodollar Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, as applicable.

2.04Repayment of Loans.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.05Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

Shortfin Credit Agreement

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(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.

2.06Fees.

(a)The Borrower shall pay to the Arranger, the Collateral Agent and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.07Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 360 and actual days elapsed.  All other computations of fees and interest shall also be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.08Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the

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Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.09Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m.  shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Loans set forth in Section 4.01 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

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(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make the Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.10Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof in accordance with its Applicable Percentage, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section 2.10 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to a Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.10 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III.  TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

Shortfin Credit Agreement

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(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 20 days after demand therefor, for the full

Shortfin Credit Agreement

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amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 20 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 20 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed

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documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed  copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed  copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such

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Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed  copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed  copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality.  If any Lender determines that any Change in Law or introduction of any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Eurodollar Rate Loan or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the legal authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market (each, an “Eurodollar Illegality Event”), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any Eurodollar Rate Loan or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on

Shortfin Credit Agreement

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which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent in consultation with the Required Lenders without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest at the Base Rate based upon the Eurodollar Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, pursuant to Section 3.05(c).

3.03Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a)  the Required Lenders determine that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender (each a “Market Disruption Event”).  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for the Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for the Borrowing of or conversion to Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Required Lenders have made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted

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Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (2) any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e);

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional

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amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

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including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  Each Lender may make any Loans to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.  CONDITIONS PRECEDENT TO the closing date

4.01Conditions to the Closing Date.  The obligation of each Lender to make Loans on the Closing Date and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of the Administrative Agent

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and each of the Lenders (unless waived pursuant to Section 10.01(a)) on or prior to the Closing Date:

(a)Delivery to the Agents of each of the following Loan Documents, each duly executed and delivered by the parties thereto:

(i)this Agreement;

(ii)the CADA;

(iii)the Member Pledge;

(iv)the Security Agreement;

(v)the Fee Letters; and

(vi)the Notes (if requested by a Lender).

(b)Delivery to the Agents of the LLC Agreements (amended and restated to comply with the provisions of this Agreement, as necessary).

(c)Each representation and warranty of the Borrower and each other Loan Party contained in Article V or any other Loan Document is true and correct in all material respects as of the Closing Date, other than those representations and warranties that are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date, (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

(d)As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement or the other Loan Documents (including the Borrowing of the Loan or the application of the proceeds therefrom) on the Closing Date that would constitute a Default or an Event of Default under this Agreement or would result from the Borrowing of the Loan or from the application of the proceeds therefrom.

(e)Delivery to the Administrative Agent and each Lender of the following:

(i)a secretary’s certificate, satisfactory in form and substance to the Administrative Agent, from each Loan Party and the Limited Guarantor, signed by each of its respective authorized Responsible Officers and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of each such party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of each such Person, the good standing, existence or its equivalent of each such party and of the incumbency of the Responsible Officers of each such Person;

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(ii)a certificate from a Responsible Officer of each Loan Party certifying to (A) the representations and warranties made by such Loan Party (and in the case of the Borrower, for each Borrower Subsidiary Party) in each Loan Document to which it is a party being true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the absence of any material breach by any Funded Subsidiary of any Project Documents to which it is a party, (D) the absence of a Bankruptcy Event with respect to each of SolarCity, each Loan Party and each Funded Subsidiary, and (E) the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof;

(iii)an opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties and SolarCity, as to the matters set forth in Exhibit D and otherwise in form and substance reasonably acceptable to the Agents and each Lender; and

(iv)an opinion, dated as of the Closing Date, of Proskauer Rose LLP, special bankruptcy counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender.

(f)All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent as of the Closing Date shall have been perfected, recorded and filed in the appropriate jurisdictions.

(g)The Administrative Agent and the Collateral Agent shall have received (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, (ii) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist on the Collateral other than Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof and (iii) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(h)The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents.  Each Loan Party shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower and each Managing Member along with blank transfer powers and proxies.

(i)All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary or any Lender under this Agreement or any other Loan

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Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 4.01, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(j)The Agents and Lenders shall have received all such documentation and information requested by the Agents and the Lenders that is necessary (including the names and addresses of the Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of the Borrower, the Member or owners thereof) for the Agents and the Lenders to identify the Borrower, the Member or owners thereof in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(k)All Accounts required to be open as of the Closing Date under the CADA shall have been opened, and the Interest Reserve Account shall be fully funded in accordance with the terms of the CADA.

(l)The expenses incurred and invoiced as of or prior to the Closing Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.04(a).

(m)The Borrower shall have delivered its most recently available unaudited financial statements of the Borrower, each Borrower Subsidiary Party, each Subject Fund and the Limited Guarantor (with respect to the Limited Guarantor only, to the extent not otherwise publicly available) in form and substance satisfactory to the Administrative Agent in its sole discretion.

(n)The Borrower shall have obtained all material approvals (to the extent required to have been obtained by such time) and all material consents of any Persons or modifications to Project Documents or Organizational Documents of any Subject Fund (including any Tax Equity Required Consent), in each case that are necessary for its entry into the Loan Documents to which it is a party and implementation of the transactions contemplated in the Loan Documents, each of which is listed on Schedule 4.01(n), except the [***] Tax Equity Required Consent.  Each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.

(o)The Administrative Agent shall have received the Tax Equity Model for each Subject Fund.

(p)The Administrative Agent shall have received a Loan Notice in accordance with Section 2.02(a) no later than 9:00 a.m. on the Closing Date and Advance Models that are each reviewed, accepted and approved by the Administrative Agent.

(q)To the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

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(r)To the extent not previously delivered to the Administrative Agent, for the benefit of each Lender, delivery (which delivery shall be made electronically by making such material available in an online dataroom) of true, correct and complete copies of (i) each Project Document in respect of each Subject Fund and all other transaction documents (if any) in respect of each Subject Fund, (ii) each Customer Agreement for each Current System, (iii) the System Information for each Current System and (iv) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to such Systems or the associated Host Customers and commercially available to the Borrower, in each case with respect to a Current System and, as reasonably requested by any Lender for informational purposes only, to the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, the Borrower has delivered to such Lender financial statements and/or credit reports with respect to a Current System with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such Current System was executed.

(s)Each Current System (i) shall be a System subject to a Subject Fund, (ii) is a (x) PTO System or (y) if any Inspected System, shall have been funded by the applicable Investor to the extent then required pursuant to the applicable Project Document.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

The Borrower represents to each Agent and the Lenders as of the date such representations are given, including the date of each Loan Notice:

5.01Organization.

(a)Each Loan Party and Borrower Subsidiary Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite government licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)The only holder of Equity Interests in the Borrower is the Member and (i) there are no outstanding Equity Interests with respect to the Borrower and (ii) there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.  The Borrower is authorized to issue and has issued only one class of membership interests.

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(c)The only holder of Equity Interests in each Managing Member is the Borrower and (i) there are no outstanding Equity Interests with respect to any Managing Member and (ii) there are no outstanding obligations of any Managing Member to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Managing Member or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Managing Member. Each Managing Member is authorized to issue and has issued only one class of membership interests, excluding any membership interests issued for the purpose of having an Independent Member.  The Borrower has no assets other than the Equity Interests in each Managing Member.

5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party and each Borrower Subsidiary Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any such Person’s Organizational Documents; (b) materially conflict with or result in any material breach or material contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under any Project Document to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; (c) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under any Customer Agreement, in each case to the extent the foregoing would reasonably be expected to have a Material Adverse Effect; (d) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (e) violate any Law the effect of which would be both material and adverse to the Lenders.

5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or Borrower Subsidiary Party of this Agreement or any other Loan Document, other than (i) approvals, consents, exemptions authorizations, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivery by each Loan Party and Borrower Subsidiary Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party and Borrower Subsidiary Party, enforceable against each Loan Party and Borrower Subsidiary Party that is party thereto in accordance with its terms except as may be limited by applicable Bankruptcy Laws, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Loans Documents to which a Loan Party or a Borrower Subsidiary Party is a party has been amended or modified since the later to occur of (a) the Closing Date and (b) the

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immediately preceding date of a Loan Notice, except in accordance with this Agreement and as permitted under Section 10.01.

5.05ERISA.  Neither the Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Pension Plan.  The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the Code.  The Borrower does not have any employees.  Without limiting the generality of the foregoing, there has been no and there is not reasonably expected to be any ERISA Event.

5.06Taxes.  Each Loan Party and Borrower Subsidiary Party has filed, or has caused to be filed with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that any such Person may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when such Loan Party is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (a) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent; (b) enforcement of the contested tax is effectively stayed for the entire duration of such contest; and (c) any tax determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.  There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Loan Parties and Borrower Subsidiary Parties that could, if made, individually or in the aggregate have a Material Adverse Effect.

5.07Business.  The Borrower  has not conducted any business other than acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the Systems and activities related or incident thereto (including those contemplated by the Borrower’s Organizational Documents or the applicable Funded Subsidiary’s Organizational Documents).  The Borrower does not have any outstanding Debt or other material liabilities, including liabilities for taxes or material commitments that would have been required to appear on the financial statements of the Borrower in accordance with GAAP applied on a consistent basis, had such financial statements been prepared as of the Closing Date.  The Borrower is not a party to or bound by any material contract other than, the Operative Documents to which it is a party and this Agreement, the LLC Agreements, the other Loan Documents and any other agreement permitted by the forgoing.

5.08Collateral.  The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral (a) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first priority perfected security interest and Lien under each applicable UCC financing statement subject to no other Liens except Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof; and (b) are, and, with respect to such subsequently acquired property, will be, as to such Collateral perfected under each applicable UCC financing statement subject to no other Liens except Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof.

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5.09No Default.  No Loan Party or Borrower Subsidiary Party is in default under or with respect to any agreement, instrument or other undertaking that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.10Margin Regulations; Investment Company Act.

(a)The Borrower is not engaged and will not engage, principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)None of the Borrower, any Person Controlling the Borrower, the Member, or any Subsidiary of the Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.11[Reserved].

5.12[Reserved].

5.13Litigation.  There are no instituted, pending or, to the Borrower’s Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or before any Governmental Authority, against a Loan Party or Borrower Subsidiary Party or any business, property or rights of a Loan Party or Borrower Subsidiary Party (a) that pertain to this Agreement or any of the other Loan Documents or (b) that, if adversely determined against such Person, could, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.14Disclosure.  (a) The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Borrower Subsidiary Parties is subject, and all other matters specific to any such Person known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (b) all written information that has been made available by the Loan Parties or their Affiliates to any Secured Party in connection with the transactions contemplated by this Agreement and the other Loan Documents (such information to be taken as a whole, including updated or supplemented information), or that has been furnished by the Loan Parties or their Affiliates to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made, and (c) to the Borrower’s Knowledge, each third party report or certificate furnished by or on behalf of the Borrower to any Secured Party, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or

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other forward-looking statements provided by or on behalf of the Borrower with respect to any Advance Model other than as provided in Section 5.19.

5.15Tax Status.  For United States federal and State income tax purposes (excluding Puerto Rico), each of the Borrower and the Borrower Subsidiary Parties (excluding [***]) will be treated as a disregarded entity of SolarCity.  Neither the execution and delivery of the Loan Documents nor the consummation of any of the transactions contemplated by such Loan Documents will affect such status.

5.16Capital Structure.  The Equity Interests of Borrower and each Funded Subsidiary have been duly authorized and validly issued and, except as otherwise provided for in such Person’s operating agreement, are fully paid and non-assessable.  Except as set forth in a Funded Subsidiary’s operating agreement, there is no existing option, warrant, call, right, commitment or other agreement to which any Funded Subsidiary is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of Borrower or a Funded Subsidiary outstanding which upon conversion or exchange would require, the issuance by such Person of any additional membership interests, partnership interests or other Equity Interests of such Person or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of such Person.

5.17Compliance with Law.  Each of the Borrower, each Funded Subsidiary and, solely with respect to Current Systems, SolarCity, has complied in all material respects with all applicable Legal Requirements, including federal, State and local consumer protection Laws.

5.18No Other Bank Accounts.  The Borrower and the Managing Members have no deposit or securities other than the Accounts.

5.19Projections.  The Borrower has disclosed to the Administrative Agent the assumptions upon which the Advance Models are based, and the projections in the Advance Models submitted to the Administrative Agent on or before the Closing Date (a) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (b) are generally consistent with the Project Documents, Tax Equity Models, and other adjustments as approved by the Administrative Agent; provided, however, that (i) none of the applicable Advance Models, nor the assumptions set forth therein are to be viewed as facts, (ii) actual results during the term of the Loans may differ from the applicable Advance Models, and that the differences may be material, and (iii) the Borrower believed in good faith that each of the Advance Models as of the Closing Date was reasonable and attainable.

5.20Solvency.  Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making conversion or continuation of each Loan, as applicable, and after giving effect to the application of the proceeds thereof, each Loan Party is solvent within the meaning given to such term under applicable Law relating to fraudulent transfers and conveyances, including that (a) the fair value of the assets of each Loan Party, at fair valuation, will exceed its respective debts and liabilities, subordinated, contingent or otherwise, (b) the present saleable value of the property of such Loan Party will be greater

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than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party has not incurred and does not intend to incur, nor does it believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5.21OFAC.  None of the Borrower or any of its Subsidiaries or, to the Borrower’s Knowledge or the knowledge of its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included in OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.

5.22Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.

5.23Environmental Compliance.  To the Borrower’s Knowledge there is no: (a) past or existing material violation of any Environmental Law by any Person relating in any way to any Current System; (b) Environmental Claim pending or, to the Borrower’s Knowledge, threatened against any Current System, any Loan Party or any Funded Subsidiary; and (c) to the Borrower’s Knowledge, events, conditions or circumstances that would reasonably be expected to form a basis for an Environmental Claim against any Current System, any Loan Party or any Funded Subsidiary.

5.24Regulatory Matters.  As of the date title to a System was transferred to the applicable Funded Subsidiary, such System is a qualifying small power production facility pursuant to Section 292.203(a) of FERC’s regulations with a power production capacity of less than 20 MW and, to the extent required under FERC regulations to preserve such status, the applicable Funded Subsidiary or an Affiliate thereof shall have filed with FERC a notice of self-certification, or obtained from FERC an order granting certification, with respect to such status.

5.25Tax Equity Representations; Eligibility Representations.

(a)As of the Closing Date, with respect to each Subject Fund, each of the Tax Equity Representations is true, complete and correct and such Subject Fund substantially conforms with the applicable characteristics set forth in Appendix 8.

(b)As of the date of the execution of the [***] Tax Equity Required Consent by each party thereto, with respect to the [***] Subject Fund, each of the Tax Equity Representations is true, complete and correct and such Subject Fund substantially conforms with the applicable characteristics set forth in Appendix 8.

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(c)As of the Closing Date, with respect to each Current System, each Eligibility Representation is true, complete and correct.

ARTICLE VI.  AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as this Agreement is in effect, unless the Administrative Agent (or if so specified, the Required Lenders) waives compliance in writing, the Borrower shall:

6.01Use of Proceeds.  Use the proceeds of the Loans solely (a) to make Restricted Payments to the Borrower’s direct or indirect owners for any working capital purposes, and (b) to pay fees, costs and expenses, or deposit amounts in the Interest Reserve Account, as required under this Agreement.

6.02Notices.  Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining the Borrower’s Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(a)any litigation, Environmental Claim, action or proceeding pending or, to the Borrower’s Knowledge, threatened against the Borrower or a Funded Subsidiary, (i) involving claims against the Borrower or a Funded Subsidiary that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund, or claims against any Agent or any Lender, (ii) seeking any material injunctive, declaratory or other equitable relief, or (iii) instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any Permit that would reasonably be expected to have a Material Adverse Effect;

(b)any dispute or disputes between the Borrower or a Funded Subsidiary, on the one hand, and any Person, on the other hand, that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund and that involve (i) claims against the Borrower or a Funded Subsidiary, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(c)any Default or Event of Default shall have occurred and be continuing, which notice shall (i) describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached and (ii) be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto;

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(d)any other matter that has, or would reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund;

(e)(i) the occurrence of any event that would reasonably be expected to give rise to a right to remove and/or replace a Managing Member, (ii) the occurrence of, or notice given or received by a Funded Subsidiary in respect of, any breach, default or claim under a Project Document and (iii) notice of any material event of default or termination given to or received by a Funded Subsidiary under any Project Document;

(f)the adoption of or participation in any Pension Plan or Multiemployer Plan, or intention to adopt or participate in any Pension Plan or Multiemployer Plan, by the Borrower or any Funded Subsidiary, or the occurrence of any ERISA Event;

(g)Borrower having received notice or otherwise having obtained knowledge of any material inaccuracy of any Eligibility Representation or Tax Equity Representation that was made by it pursuant to this Agreement;

(h)any change to SolarCity’s, the Subject Funds’ or their respective Affiliates’ underwriting, appraisal or System development policies or processes that would reasonably be expected to have a Material Adverse Effect; and

(i)any event described in clause (a) of the definition of “Insurance Sweep Event” occurs.

6.03Portfolio Reports; Financial Statements.  Deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) for further distribution to each Lender:

(a)Each fiscal quarter, no later than 10 Business Days following the date of delivery to any Investor, for each Subject Fund, (i) the quarterly reporting package as is required to be delivered to any Investor under a Subject Fund’s maintenance services agreement, or (ii) to the extent delivered to an Investor under a Subject Fund for such quarter, copies of such other quarterly reporting package compiled by SolarCity’s asset management group with respect to a Subject Fund’s performance.

(b)Each fiscal quarter, no later than 10 Business Days following the date of delivery to the Administrative Agent of the quarterly reporting package required pursuant to Section 6.03(a), for each Subject Fund, each of the following:

(i)detailed accounts receivable aging taken directly from the source system, including that maintained by any third-party servicer;

(ii)detailed trial balance for taken directly from the source system; and

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(iii)suspense cash summary and aging.

(c)Each fiscal quarter, no later than 10 Business Days following the latest due date of a Subject Fund to deliver a quarterly reporting package to an Investor under the applicable maintenance services agreement, a consolidated report for all Subject Funds, including (i) financing deployment status by each Subject Fund, (ii) aggregated portfolio profile by credit composition, market composition and customer location, (iii) the cumulative amount of billed Customer Payments delinquent for 120 days or more with respect to each Subject Fund, and (iv) a summary and commentary with respect to the status of Customer Agreements that are greater than 120 days past due, to the extent not provided elsewhere within any other item delivered pursuant to Section 6.03(a).

(d)No later than 10 Business Days following the date of delivery to any Investor duplicate copies of any annual reporting package required to be delivered to any Investor with respect to a Subject Fund pursuant to the Subject Fund’s maintenance services agreement.

(e)As soon as available but no later than 45 days after the close of each quarterly fiscal period, quarterly unaudited consolidated financial statements of the (i) the Borrower, (ii) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, (iii) each Managing Member (provided that unaudited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Managing Member shall satisfy this clause (iii)), and (iv) each Subject Fund, in each case prepared by the issuing entity in accordance with GAAP and certified by the chief financial officer of the issuing entity as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the corresponding periods from the prior year, to the extent available; provided that no quarterly financial statements shall be due with respect to the fourth quarter of the fiscal year.

(f)As soon as available but no later than 120 days after the close of each applicable fiscal year, the audited financial statements, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, and any footnotes thereto, in each case setting forth comparative figures for the prior year, to the extent available, of (i) the Borrower, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent, (ii) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, and as certified by a nationally-recognized independent certified public accountant, (iii) each Managing Member, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent (provided that audited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Managing Member shall satisfy this clause (iii)), and (iv) each

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Subject Fund, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by the applicable Subject Fund pursuant to its operating agreement; provided, the accountant certifications accompanying such audited financial statements shall not be qualified, or limited because of restricted or limited examination by such accountant of any material portion of the records of any entity.  Such audited financial statements shall be certified by the chief financial officer of the issuing entity as of the end of such period.

(g)Concurrently with any delivery of the financial statements described in clauses (e) or (f) above, a certificate signed by an authorized Responsible Officer of the Borrower certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto.

(h)The Lenders shall have the right to make inquiries with respect to any items delivered pursuant to this Section 6.03 and discuss the same with Responsible Officers of SolarCity, the Borrower, or the Funded Subsidiaries, as applicable.  Any such inquiries shall be coordinated by and delivered to the Borrower by the Administrative Agent; provided, that for so long as an Event of Default has occurred and is ongoing, such inquiries may be made by a Lender directly to the Borrower.

6.04Reports; Other Information.

(a)Deliver to the Administrative Agent, for the benefit of each Lender, promptly after the receipt or delivery thereof copies of any notices of default pursuant to a Project Document provided to or issued by any Investor party to a Project Document.

(b)Deliver to the Administrative Agent, for the benefit of each Lender, copies of any material documents and reports related to the Funded Systems furnished to the Borrower or a Funded Subsidiary by a Governmental Authority or by any counterparty to a Project Document (other than reports already delivered pursuant to Section 6.03(a)), or furnished by the Borrower to such Governmental Authority or such counterparty.

(c)Deliver to the Administrative Agent, for the benefit of each Lender, promptly after receipt thereof a copy of any detailed audit reports, or material management letters received by the Borrower or any Funded Subsidiary from its independent accounts and management’s response thereto.

(d)Deliver to the Administrative Agent, for the benefit of each Lender, no later than three Business Days of delivery to the applicable Investor, any True-Up Reports and models in connection therewith delivered to an Investor in a Subject Fund.

(e)Deliver to the Administrative Agent, for the benefit of each Lender, no later than 120 days after the close of each applicable fiscal year, copies of the Certification Pursuant

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to Section 302(a) of the Sarbanes-Oxley Act of 2002 as it relates to the audited financial statements of SolarCity (if such certifications are not otherwise publicly available).

(f)Deliver to the Administrative Agent, for the benefit of each Lender, no later than the fifteenth (15th) day of each calendar month, an Advance Model for each Subject Fund, in the form of the Advance Model delivered pursuant to Section 4.01(p), updated to reflect (i) all Systems purchased by such Subject Fund for the period ending on the last day of the immediately preceding calendar month and (ii) the dates on which each System owned by such Subject Fund that is a PTO System achieved PTO.

(g)Deliver to the Administrative Agent, for the benefit of each Lender, no later than the fifteenth (15th) day of each calendar month, to the extent not previously delivered, the System Information with respect to all Systems owned by the Subject Funds.

(h)Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Funded Subsidiary, or compliance with the terms of any Operative Document, as the Administrative Agent or any Lender may reasonably request.

The Borrower hereby acknowledges that (1) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or  a substantially similar electronic transmission system (the “Platform”) and (2) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.05Existence, Conduct of Business.  Except as otherwise expressly permitted under this Agreement: (a) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (b) do or cause to be done, and cause each Borrower Subsidiary Party to do or cause to be done, all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all material rights, licenses, authorizations, privileges, franchises and applicable Permits necessary to the conduct of such

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Person’s business; (c) take all Relevant Member Action to cause each Subject Fund to do or cause to be done, all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all material rights, licenses, authorizations, privileges, franchises and applicable Permits necessary to the conduct of such Person’s business; (d) perform all of its obligations under the Operative Documents and all other material agreements and contracts by which Borrower is bound; (e) cause each Borrower Subsidiary Party to perform, all of its obligations under the Operative Documents and all other agreements and contracts by which such Person is bound except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the related Subject Fund; (f) take all Relevant Member Action to cause each Subject Fund to perform, all of its material obligations under the Operative Documents and all other material agreements and contracts by which such Person is bound; and (g) to engage only in the ownership of the Funded Subsidiaries and activities related or incident thereto.

6.06Books, Records, Access.

(a)Maintain books, accounts and records with respect to the Borrower on a consolidated basis in accordance with GAAP and in material compliance with applicable Law and the regulations of any Governmental Authority having jurisdiction thereof.

(b)At any time during normal business hours and upon ten (10) Business Days’ prior written notice to the Borrower (and at any hour and without prior written notice if any Event of Default has occurred and is continuing), but, so long as no Event of Default has occurred and is continuing, no more frequently than once per six consecutive calendar month period:

(i)Permit any representatives, employees, consultants, advisers or agents of the Administrative Agent to visit the premises of the Borrower, SolarCity, and any third-party servicer to inspect all of the Borrower’s, each Funded Subsidiaries’ books, accounts, records and properties and make copies thereof (subject to clause (e) below); and review the management and accounting of the subject financing, including the Subject Funds.

(ii)Provide an audit view of SolarWorks or provide such documents, materials or records if not already available in SolarWorks or otherwise provided to the Administrative Agent pursuant to the terms herein, as necessary to determine compliance with the Eligibility Representations.

(c)The Administrative Agent, Borrower and the Limited Guarantor each agree to cooperate in good faith to develop a mutually agreeable process to periodically conduct sampling and testing of financial processes and reports of the Funded Subsidiaries, including the ability of any representative of any Agent to discuss the affairs, finances and condition of the Borrower and the Funded Subsidiaries with the officers thereof and independent accountants therefor.

(d)Reimburse the Administrative Agent for the out of pocket expenses incurred in connection with Section 6.06(b) by the Administrative Agent and its representatives; provided,

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that such expenses shall be agreed to by the Borrower and the Administrative Agent in advance on commercially reasonably terms, and provided, further, that notwithstanding anything to contrary herein, any expenses incurred pursuant to Section 6.06(b) by the Administrative Agent during the occurrence of an Event of Default shall be for the account of the Borrower and not subject to any limitations set forth herein or elsewhere.

(e)Notwithstanding the information disclosure obligations discussed above, any inspection of the Project Documents or any other agreement affiliated with a Subject Fund pursuant to Section 6.06(b) shall be limited to review by the counsel of the Administrative Agent and will not be copied, sent by mail, fax, electronic mail or any other transmission, or distributed to any Lender or its counsel without the express written consent of the Borrower, such consent not to be withheld if the applicable Lender and its counsel are subject to a nondisclosure agreement of reasonable terms with SolarCity specifically referencing the review of Project Documents.

6.07Preservation of Rights; Further Assurance.

(a)Take all Relevant Member Action to maintain in full force and effect, preserve, protect and defend the material rights of each Funded Subsidiary in a Subject Fund, and take all actions necessary to prevent termination or cancellation (except as permitted by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document of the applicable Subject Fund, including enforcement of any claims with respect thereto.

(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (i) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (ii) preserve and protect the Collateral and (iii) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(c)From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Loan Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

6.08[Reserved.]

6.09Taxes and Other Government Charges.

(a)Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed

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or levied against or with respect to the Borrower and each Borrower Subsidiary Party, and take all Relevant Member Action to pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Subject Fund; provided, that, without limiting any requirements set forth in the Organizational Documents of any Subject Fund, the Borrower or Funded Subsidiary, as applicable, may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (i) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.

(b)Remain and cause each Managing Member (excluding [***]) to remain classified as a disregarded entity for U.S. federal income tax purposes.

6.10Compliance With Laws; Instruments, Etc.  Comply and cause compliance by each Borrower Subsidiary Party, and take all Relevant Member Action to cause compliance by each Subject Fund, in all material respects, with all Legal Requirements, including consumer protection Laws, except that, without limiting any requirements set forth in the Organizational Documents of any Subject Fund, the Borrower or a Funded Subsidiary may contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements.

6.11Actual Net Cash Flows.

(a)Revenue Account.  The Borrower shall cause each Borrower Subsidiary Party to deposit all Actual Net Cash Flows directly into the Revenue Account.  In the event that, notwithstanding the foregoing, the Borrower receives any such amounts, the Borrower will hold such amounts in trust and promptly (and in any event within three (3) Business Days) after receipt thereof deposit such amounts in the Revenue Account.

(b)[Reserved.]

(c)Interest Reserve Account.  Cause the Interest Reserve Account to be fully funded at all times as required in accordance with the terms of the CADA.

6.12Compliance with Sanctioned Persons Laws and Anti-Corruption Laws.

(a)Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption Laws in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such Laws.

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(b)If to the Borrower’s Knowledge, any Loan Party or any Affiliate thereof, is named on any OFAC List (such occurrence, an “OFAC Violation”), immediately (i) give written notice to the Agents of such OFAC Violation, and (ii) comply with all applicable Governmental Rules with respect to such OFAC Violation (regardless of whether the party included on such OFAC List is located within the jurisdiction of the United States of America), including the Anti-Terrorism Laws, and the Borrower hereby authorizes and consents to the Agents taking any and all steps an Agent deems necessary, in its sole discretion, to comply with all applicable Governmental Rules with respect to any such OFAC Violation, including the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).

6.13Separateness Provisions; Required Provisions in LLC Agreement.

(a)Cause the LLC Agreement of the Borrower to include or the Borrower shall otherwise comply with the provisions set forth on Schedule 6.13.

(b)Cause the LLC Agreements to include each of the following terms (collectively, the “Required LLC Provisions”):

(i)require that until the Discharge Date the Borrower and each Managing Member, shall have, at all times, one Independent Member; and

(ii)require unanimous written approval of all members, partners or managers, as the case may be, including the Independent Member in order to authorize the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have the Borrower or Managing Member, as applicable, adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency Law, seeking any relief under any Law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against the Borrower or Managing Member, as applicable, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to the Borrower or Managing Member, as applicable, under any applicable federal or state Law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Borrower or Managing Member, as applicable, or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing the inability of the Borrower or Managing Member, as applicable, to pay its debts as they become due, or taking action in furtherance of any of the foregoing.

6.14[Reserved.]

6.15Maintenance of Materials.  Maintain, for the benefit of each Lender, true, correct and complete electronic copies of materials which were delivered pursuant to Section 4.01(r), and shall deliver upon request, true, correct and complete electronic copies of (a) material agreement entered into by any Funded Subsidiary after the Closing Date, (b) each Customer Agreement entered into after the Closing Date, and (c) any other data, documentation, analysis or report reasonably requested by the Administrative Agent with respect to Systems

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acquired by the Subject Funds after the Closing Date or the associated Host Customers and commercially available to the Borrower, in each case as reasonably requested by any Lender for informational purposes only, to the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, including financial statements and/or credit reports with respect to any such System with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such System was executed.

6.16Transition Manager.  Within 150 days following the Closing Date, appoint a transition manager with respect to the management, administration and servicing of all the Funded Systems on terms and conditions reasonably acceptable to the Administrative Agent.

6.17Corrective Payments.

(a)In the event any Eligibility Representation or Tax Equity Representation made pursuant to this Agreement or in any certificate delivered in connection herewith shall prove to have been inaccurate in any respect as of the date such statement was made or certificate so provided, as applicable, and the Administrative Agent reasonably determines that such inaccuracy has or could reasonably be expected to result in a reduction of Actual Net Cash Flow in an amount of at least $[***] (the “Correction Payment”), within 10 Business Days of Borrower’s receipt of notice from the Administrative Agent or Borrower otherwise becoming aware thereof, (i) cause one or more Subject Funds to acquire Systems the aggregate expected net cash flow in respect of which, as set forth in an Advance Model to be delivered by the Borrower to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, is at least equal to the Correction Payment or (ii) cause an Equity Contribution to be made to Borrower, the proceeds of which shall be in an amount at least equal to the Correction Payment.

(b)In the event a Borrower Subsidiary Party becomes subject to any event or circumstance described (with respect to any Loan Party) in Section 8.01(b), 8.01(c), 8.01(d), 8.01(f)(iii) or 8.01(j), after the expiration of any applicable cure periods set forth therein, cause an Equity Contribution to be made to Borrower within 10 Business Days, in an amount equal to the amount of Loans outstanding that were borrowed against the related Subject Fund.

(c)If the Borrower shall not have (i) within five Business Days of the Closing Date, obtained the [***] Tax Equity Required Consent and (ii) within ten Business Days of the Closing Date, delivered to the Administrative Agent an opinion, dated as of the date of the [***] Tax Equity Required Consent, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties and SolarCity, as to the matters set forth in Section 5.08, and otherwise in form and substance reasonably acceptable to the Agents and each Lender, cause an Equity Contribution to be made to Borrower within five Business Days, in an amount equal to the amount of Loans outstanding that were borrowed against the related Subject Fund.

ARTICLE VII.  NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as this Agreement is in effect, it shall not:

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7.01Limitations on Liens.  (a) Create or assume, or allow a Borrower Subsidiary Party to create or assume, or take any Relevant Member Action to cause or permit any Subject Fund to create or assume, any Lien on any Collateral, whether now owned or hereafter acquired, except for Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof or (b) suffer to exist, or allow a Funded Subsidiary to suffer to exist, any Lien on any of its property or PV Systems, whether now owned or hereafter acquired, except for Permitted Liens.

7.02Debt.  Incur, create, assume or permit, or allow a Borrower Subsidiary Party, or take any Relevant Member Action to cause or permit any Subject Fund, to incur, create, assume or permit to exist any Debt except for:

(a)Debt created under the Loan Documents; and

(b)Debt incurred under the Project Documents to which a Funded Subsidiary is a party; or

(c)the endorsement of negotiable instruments received in the ordinary course of the Borrower’s or the Funded Subsidiary’s business, as applicable.

7.03Sale or Lease of Assets.  Sell, lease, assign, transfer or otherwise dispose of, or allow a Borrower Subsidiary Party, or take any Relevant Member Action to allow a Subject Fund, to sell, lease, assign, transfer or otherwise dispose of, Assets (including any portion of any Equity Interest owned by the Borrower in a Managing Member or by a Managing Member in any Subject Fund), whether now owned or hereafter acquired except:

(a)as permitted by the Operative Documents and the Customer Agreements;

(b)dispositions of obsolete, worn out or replaced property not used or useful in its business and disposed of in the ordinary course of its business;

(c)dispositions of SRECs;

(d)the Equity Interest in [***] if the Equity Contribution required under Section 6.17(c) (if any) has been made in full in cash and any corresponding prepayment required under Section 2.03(b) has been made; and

(e)with the prior written consent of the Administrative Agent, acting at the direction of the Required Lenders.

7.04Changes.  Conduct, allow any Borrower Subsidiary Party to conduct, or take any Relevant Member Action to cause any Subject Fund to conduct, any business other than the ownership of subsidiaries that engage in the acquisition, ownership, leasing and financing of the Systems and activities related or incident thereto (including those contemplated by the Operative Documents), hire or become an employer of an employee or assume or incur any obligation under or in connection with any Pension Plan.

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7.05Distributions.  Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except for Restricted Payments:

(a)from proceeds of the Loans in accordance with Section 6.01;

(b)from amounts contributed by a partnership that received capital contributions from one or more Investors and the managing member of such partnership in connection with the purchase (or contribution) of PV Systems or from any Rent Prepayment in a Partnership Lease Pass Through Structure; and

(c)so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) no Insurance Sweep Event has occurred and is continuing and (iii) the Borrower has certified in writing to the Administrative Agent that it is not aware of any event or circumstance that would reasonably be considered likely to cause or result in the occurrence of a Default or Event of Default within 30 days, to Managing Member from “Excess Cash Flow” as defined in the CADA.

7.06Investments.  Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person, except for:

(a)Capital contributions to Funded Subsidiaries; and

(b)investments permitted under the Operative Documents.

7.07Use of Proceeds.  Use the proceeds of the Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.08Fundamental Changes.  Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity, or cause or allow any Borrower Subsidiary Party to take, or take any Relevant Member Action to cause or allow any Subject Fund to take, any of the foregoing actions; provided, however, that the Borrower may sell, or otherwise dispose of assets as permitted by Section 7.03.

7.09Amendments; Other Agreements.

(a)Without the prior written consent of the Administrative Agent, take any Relevant Member Action to (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) amend, modify, supplement or consent to any change in any material provision of or (iii) waive any default under, material breach of, condition, closing deliverable or other required item under, or the performance of a material obligation by any other Person under their applicable Project Documents; provided, however, that no prior

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written consent by the Required Lenders shall be required in the case of any amendment, modification or supplement to or waiver under a Project Document (A) to correct a manifest error therein that is not material, (B) increase the aggregate amount of an Investor’s commitment, (C) change payment mechanics under the applicable Project Document with respect to the payment of Rent Prepayments or PV System purchase prices, as the case may be, provided, that such changes in payment mechanics do not negatively impact net cash flows expected to be generated by such Subject Fund (as set forth in the Advance Models), (D) extend the last date on which a System may be Placed in Service pursuant to the terms of the applicable Subject Fund (such date, the “Completion Deadline”) and any corresponding amendments or waivers resulting from the extension or waiver of the Completion Deadline, provided, that such extension of a Completion Deadline does not negatively impact net cash flows expected to be generated by such Subject Fund (as set forth in the Advance Models) or the net present value thereof, (E) changing any percentage restriction relating to [***] FICO score Systems in any Subject Fund to a percentage below [***]%, (F) allowing a Subject Fund to purchase Systems that include batteries, or (G) shortening the “Completion Deadline”; provided, that the Borrower shall forward any such amendments or waivers set forth in clauses (A)-(G) above to the Administrative Agent promptly after execution.

(b)Promptly after the execution and delivery thereof, the Borrower shall furnish the Administrative Agent and the Lenders with copies of all waivers, amendments, supplements or modifications of any Project Document and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date.

(c)[Reserved.]

(d)Notwithstanding the foregoing, Borrower may take Relevant Member Action to permit any Subject Fund to enter into an agreement for the sale of SRECs; provided that such agreement does not contain any provisions for liquidated damages, contingent liabilities or other damages, or the posting of collateral or other security.

7.10Name and Location; Fiscal Year.  Unless 30 days’ written notice is given to the Administrative Agent, change its name, its principal place of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

7.11Assignment.  Assign its rights hereunder or under any other Loan Document or allow any Borrower Subsidiary Party to take any such action in each case, except as permitted under the Loan Documents.

7.12ERISA.  Hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

7.13Accounts.  Establish or maintain any deposit or securities account other than the Accounts.

7.14Transactions with Affiliates.  Engage, or allow a Borrower Subsidiary Party to engage, or take any Relevant Member Action to allow a Subject Fund to engage in any

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transactions with any of its Affiliates except in the ordinary course of business at prices and on terms and conditions not less favorable to such Person than could be obtained on arm’s-length basis from unrelated third parties.

7.15Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries.  Enter into, or allow a Borrower Subsidiary Party to enter into, any agreement, instrument or other undertaking (except for the Operative Documents) that (i) restricts the ability of any Managing Member to make any dividend or other distribution of Actual Net Cash Flows with respect to such Equity Interests or (ii) restricts or limits the ability of Member or Borrower to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Secured Parties with respect to the Obligations of the Loan Parties or the Loan Documents.

7.16Hedging Agreement.  Enter into any Hedging Agreement.

7.17Operations and Maintenance.  Without the prior written consent of the Administrative Agent, take any Relevant Member Action to terminate or to appoint a new operations and maintenance provider, or consent to the appointment of a new operations and maintenance provider under the applicable Project Document; provided that if any vote or appointment is required within a certain time period under the applicable Project Document, if Administrative Agent does not consent (unless such consent was reasonably withheld) within such time period, then the Borrower may take any Relevant Member Action to vote, appoint, or consent to a new operations and maintenance provider or administrative services provider in order to comply with the terms of the applicable Project Documents; provided, further, that the consent of the Administrative Agent may not be unreasonably withheld if the new operations and maintenance provider or administrative services provider meets the standards set forth in the applicable Project Documents.

7.18Sanctions.  Directly or indirectly, use the proceeds of the Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions.

7.19Anti-Corruption Laws.  Directly or indirectly use the proceeds of the Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption Laws in other jurisdictions.

ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default.  Any of the following shall constitute an Event of Default:

(a)Failure to Make Payments.  The Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal with respect to any Loan on the date that such principal is due, (ii) any interest on any Loan under this Agreement within three Business Days after the date that such interest or such principal is due or (iii) any other payment (other than

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interest and principal) due under any Loan Document, within five Business Days after the date that such payment is due; provided, that, to the extent that an event that would otherwise be an Event of Default pursuant to this Section 8.01(a) is caused solely by the Depositary’s failure or delay, in reliance upon Section 8.10 of the CADA, to transfer funds otherwise permitted to be transferred, such event shall not be an Event of Default.

(b)Judgments.  There is entered against the Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding Two Hundred Fifty Thousand Dollars ($250,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 8.01 if and for so long as (A) within 30 days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and satisfactory to the Required Lenders and (B) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.

(c)Misstatements.  Any representation or warranty made by a Loan Party in the Loan Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Loan Document, shall prove to have been inaccurate in any respect as of the date such statement was made or certificate was so provided, as applicable and such inaccuracy could likely result in a Material Adverse Effect.

(d)Bankruptcy.  Any Loan Party shall become subject to a Bankruptcy Event.

(e)ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan, the PBGC or the IRS in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000).

(f)Breach of Terms of Financing Agreements.  (i) SolarCity fails to pay when due its obligations under Article XI, (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.12 or Article VII (excluding Sections 7.09 and 7.17) or (iii) any Loan Party shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Loan Document and not otherwise specifically provided for elsewhere in this Section 8.01, and such failure shall continue unremedied for a period of thirty 30 days after the Borrower becomes aware of such failure; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such 30 day period, and (z) the Borrower commences cure of such failure within such 30 day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until such time as the Borrower ceases

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reasonable efforts to cure such failure unless such failure continues for a period of 90 calendar days.

(g)Security.  (i) Any of the Collateral Documents (A) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to Permitted Liens of the type set forth in clauses (b), (c) or (d) of the definition thereof that, pursuant to the Legal Requirements, are entitled to a higher priority than the Lien of the Collateral Agent) in the Collateral or (B) shall cease to be in full force and effect, or (ii) the validity or the applicability of any of the Collateral Documents to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

(h)Change in Control.  A Change in Control shall have occurred.

(i)Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full in cash of all the Obligations, ceases to be in full force and effect, or any Loan Party, the Limited Guarantor or any Borrower Subsidiary Party contests in any manner the validity or enforceability of any Loan Document, or any Loan Party, the Limited Guarantor or any Borrower Subsidiary Party denies that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any Loan Document.

(j)Cross-Default.  Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000) or (ii) fails to observe or perform any other agreement or condition relating to such Debt, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that this clause (j)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt.

8.02Remedies Upon Event of Default.  (a) If any Event of Default (other than any Event of Default described in Section 8.01(d)) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)declare any existing Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall be terminated;

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(ii)declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents.

(b)If any Event of Default described in Section 8.01(d) occurs and is continuing:

(i)the Commitment of each Lender to make Loans shall automatically terminate (if not previously terminated or expired); and

(ii)the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(c)Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (a) and (b) above, each Secured Party shall be, subject to the terms of the Loan Documents, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.

8.03Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to any Agent or the Depositary and amounts payable under Article III) payable to any Agent or the Depositary in its capacity as such, ratably among them in accordance with the respective amounts owed to each of them under this clause First;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III), ratably among them in accordance with their respective Applicable Percentages of the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in accordance with their respective Applicable Percentages of the amounts described in this clause Third payable to them;

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Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in accordance with their respective Applicable Percentages of the amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.  ADMINISTRATIVE AGENT

9.01Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrower or any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion

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of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4.01 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or

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through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of the Administrative Agent’s duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non–appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been so appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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9.07Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08No Other Duties, Etc.  Anything herein to the contrary notwithstanding, Arranger shall have not any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent and as a Lender hereunder.

9.09Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Bankruptcy Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (1) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (2) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01(a)(i)-(vii), (3) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (4) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10Collateral and Guaranty Matters.  Without limiting the provisions of Section 9.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to instruct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of  or to be sold or otherwise disposed of  as

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part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)to instruct the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to instruct the Collateral Agent to release or subordinate its interest in particular types or items of property.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure of the Collateral Agent to monitor or maintain any portion of the Collateral.

9.11Exercise of Discretion.

(a)To the extent that the Administrative Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Loan Documents, the Administrative Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Administrative Agent receives written instruction from the Required Lenders, the Administrative Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions of the Required Lenders in such instance with respect to the exercising of such discretion or the making of such determination.  Notwithstanding the foregoing, each of the Lenders agrees that until the Administrative Agent receives written instructions from the Required Lenders, the Administrative Agent may reasonable exercise discretion, make determinations and take actions and that the Administrative Agent shall have no obligation to seek any such written instructions.

(b)To the extent that the Collateral Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Loan Documents, the Collateral Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Collateral Agent receives written instruction from the Administrative Agent, the Collateral Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions of the Administrative Agent in such instance with respect to the exercising of such discretion or the making of such determination.  Notwithstanding the foregoing, each of the Lenders and the Administrative Agent agrees that until the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent may reasonable exercise discretion, make determinations and take actions and that the Collateral Agent shall have no obligation to seek any such written instructions.

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ARTICLE X.  MISCELLANEOUS

10.01Amendments, Etc.  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)waive any condition set forth in Section 4.01 without the written consent of each Lender;

(ii)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(iii)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iv)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (B) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(v)change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, each Agent and the Depositary;

(vi)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(vii) release any Collateral, or release any Loan Party or Borrower Subsidiary Party from such Person’s obligations under any Collateral Document, or permit the release of any funds from the Revenue Account, in each case, unless in accordance with the Loan Documents, without the written consent of each Lender;

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; and (B) the Fee Letters

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may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto.

(b)The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

10.02Notices; Effectiveness; Electronic Communication.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, any other Loan Party or Borrower Subsidiary, the Limited Guarantor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder, and the Borrower may change any of the foregoing with respect to any other Loan Party, any Borrower Subsidiary and the Limited Guarantor, by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that

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may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(e)Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Damage Waiver.

(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees,

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charges and disbursements of counsel for the Administrative Agent), in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of the Funded Subsidiaries, or any Environmental Claim related in any way to any Loan Party or any of the Funded Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of their respective Affiliates, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent

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jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.04(a) or (b) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to any such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any such Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for any such Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(d).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in Section 10.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Indemnification Procedure.  In case any action, suit or proceeding subject to the indemnity in this Section 10.04 shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Borrower in writing of the commencement thereof, and the Borrower shall be entitled, upon giving written notice to the Indemnitee within 30 days of receipt of written notice from the Indemnitee of the commencement of such proceeding, to retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee in such proceeding, and the Borrower shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, that the failure to notify the Borrower shall relieve the Borrower from any liability that it may have under this Section 10.04 only if, and only to the extent that, such failure causes actual prejudice to the Borrower.  In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Borrower and the Indemnitee shall have mutually agreed to the retention of such counsel or (ii) the Borrower or the Indemnitee has been advised

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by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all Indemnitees, and that all such reasonable fees and expenses shall be reimbursed as they are incurred and paid.

(f)Control of Proceedings; Settlement.  The Borrower shall have the authority and discretion to settle, compromise or consent to the entry of judgment regarding any indemnified claim subject to this Section 10.04, the defense of which has been assumed by the Borrower, except that the Borrower may not, without the prior written consent of the Indemnitee, settle, compromise or consent to the entry of any judgment regarding such claim if such settlement, compromise or consent (i) contains any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnitee, (ii) contains any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnitee or any of its Affiliates or (iii) does not contain an unconditional release of the Indemnitee, in form and substance satisfactory to such Indemnitee, from any liability related to such claim.  The Indemnitee may not settle, compromise or consent to the entry of any judgment regarding any claim for which indemnification is sought and the defense of which has not been assumed by the Borrower, without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

(g)Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(h)Survival.  The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) in accordance with its Applicable Percentage of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Limited Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment or the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

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(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition (A) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender and (B) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the

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“Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as  a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to

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disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments or loans under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment or loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07Treatment of Certain Information; Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  In addition, the Agents and the Lenders may disclose the existence of this Agreement and general information about the parties, term and lending amount of this Agreement to market data collectors, similar service providers to the lending industry and to the extent necessary for servicing of this Agreement to service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments, provided that any such service provider to the

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Agents and the Lenders has executed an agreement containing provisions substantially the same as those of this Section 10.07 with respect to such information.

For purposes of this Section 10.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (1) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (2) it has developed compliance procedures regarding the use of material non-public information and (3) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize

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any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g.  “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of NEW YORK (not including such State’s conflict of Laws provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)SUBMISSION TO JURISDICTION.  THE BORROWER AND THE LIMITED GUARANTOR EACH IRREVOCABLY AND UNCONDITIONALLY agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED

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IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  THE BORROWER AND THE LIMITED GUARANTOR EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Agents, the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan

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Party and their respective Affiliates, on the one hand, and the Agents, the Arranger, and the Lenders, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of any Agent, the Arranger or any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of any Agent, the Arranger, or any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by Law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against any Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.  L.  107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by any Agent or any Lender, provide all documentation and other information that such Agent or such

Shortfin Credit Agreement

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Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS AMONG THE PARTIES.

ARTICLE XI.  limited GUARANTY

11.01The Guarantee.  The Limited Guarantor hereby guarantees (the “Limited Guaranty”), as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) or performance by the Borrower of its obligations pursuant to Section 6.17(a)(ii) and Section 6.17(c) to cause Equity Contributions to made to the Borrower (the Equity Contributions required to be made to the Borrower under Section 6.17(a)(ii) and Section 6.17(c) being herein collectively called the “Guaranteed Obligations”).  The Limited Guarantor hereby agrees that if the Borrower shall fail to cause the Member to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same in cash or perform, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.  For avoidance of doubt, the Limited Guarantor does not guarantee the payment or performance of any Obligations of the Borrower other than the Guaranteed Obligations.

11.02Obligations Unconditional.  The obligations of the Limited Guarantor under Section 11.01 shall constitute a guarantee of payment and performance and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Limited Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)at any time or from time to time, without notice to the Limited Guarantor, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

Shortfin Credit Agreement

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(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e)the release of any other guarantor pursuant to Section 11.09 or otherwise.

The Limited Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Limited Guarantor waives, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Limited Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Limited Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

11.03Reinstatement.  The obligations of the Limited Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

11.04Subrogation; Subordination.  The Limited Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim

Shortfin Credit Agreement

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and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

11.05Remedies.  The Limited Guarantor agrees that, as between the Limited Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Notes that constitute the Guaranteed Obligations, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Limited Guarantor for purposes of Section 11.01.

11.06Instrument for the Payment of Money.  The Limited Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by the Limited Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.07Continuing Guarantee.  The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.08General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate, limited partnership or limited liability company Law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of Limited Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Limited Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.09Release of Guarantor.  When all of the outstanding Loans and any other Obligations of the Loan Parties hereunder which are accrued and payable have been indefeasibly paid in full or otherwise satisfied in full, this Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations.

11.10Representations and Warranties.  Limited Guarantor represents to each Agent and the Lenders as of the Closing Date:

Shortfin Credit Agreement

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(a)it is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware;

(b)it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)it has duly authorized, executed and delivered this Limited Guaranty, and this Agreement is fully enforceable against it in accordance with its terms, subject to applicable Bankruptcy Laws, insolvency Laws and other Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law);

(d)neither the execution nor delivery of this Limited Guaranty nor compliance with or fulfillment of the terms, conditions, and provisions hereof, conflicts with, results in a breach or violation of the terms, conditions, or provisions of, or constitutes a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (i) the organizational documents of the Limited Guarantor, (ii) any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, governmental permit, or other authorization, right, restriction, or obligation to which the Limited Guarantor is a party or any of its property is subject or by which Guarantor is bound, or (iii) any federal, state, or local Law, statute, ordinance, rule or regulation applicable to the Limited Guarantor;

(e)no consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration of filing with, any governmental authority or any party to any contract, agreement, instrument, lease, or license to which the Limited Guarantor is a party or by which the Limited Guarantor is bound, is required for the execution, delivery, performance or compliance with the terms hereof by the Limited Guarantor, except as have been obtained as required prior to the date hereof;

(f)there is no pending, or to the best of its knowledge, threatened, litigation against the Limited Guarantor in any court or before any commission or regulatory body, whether federal, state or local, that challenges the validity or enforceability of this Limited Guaranty;

(g)the Limited Guarantor is not insolvent within the meaning of applicable state Bankruptcy Laws and federal Bankruptcy Laws or any other Laws relating generally to bankruptcy, insolvency or reorganization or relief of debtors; and

(h)with the assistance of counsel of its choice, it has read and reviewed this Limited Guaranty and such other documents as it and its counsel deemed necessary or desirable to read.

ARTICLE XII.  ACCOUNTS; APPLICATION OF FUNDS

12.01Accounts; Application of Funds in Accounts.

Shortfin Credit Agreement

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(a)On or prior to the Closing Date, the Borrower shall cause the Accounts to be established at Depositary.  The Borrower shall, or shall cause, all Actual Net Cash Flows paid to the Borrower by a Partnership, Partnership Managing Member, Lessor Managing Member or Lessor Partnership to be deposited in the Revenue Account.

(b)Funds on deposit in the Accounts shall be applied in the manner, at the times and in the order of priority as set forth in the CADA.

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Shortfin Credit Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SHORTFIN SOLAR, LLC,

a Delaware limited liability company,
as the Borrower

By:	/s/ Brad Buss
Name:	Brad Buss
Title:	Treasurer

Agreed solely with respect to Sections 6.06(c), 10.01, 10.06(a), 10.10, 10.11, 10.12, 10.14, 10.15, 10.17 and Article XI:

SOLARCITY CORPORATION, as Limited Guarantor

By:	/s/ Brad Buss
Name:	Brad Buss
Title:	CFO

Shortfin Credit Agreement

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bank of america, n.a.,
as Administrative Agent

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

S-2

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bank of america, n.a.,
as Collateral Agent

By:	/s/ Maria McClain
Name:	Maria McClain
Title:	Vice President

S-3

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bank of america, n.a.,
as a Lender

By:	/s/ Sheikh Omer-Farouq
Name:	Sheikh Omer-Farouq
Title:	Director

S-4

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SCHEDULE 1.01(a)

KNOWLEDGE PERSONS

[***]

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SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.

Total	$79,000,000	100.000000000%

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SCHEDULE 4.01(n)

CONSENTS

[***]

•Consent of Investor Member

[***]

•Consent of Lessee and each Investor

[***]

•Consent of Lessee and Investor

[***]

•Waiver of Class A Member

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SCHEDULE 6.13

SEPARATENESS PROVISIONS

The Borrower shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(a)maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the formation state and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to properly administer this Agreement and permit and effectuate the transactions contemplated hereby and thereby;

(b)maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;

(c)conducting all material transactions between the Borrower and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;

(d)conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements;

(e)acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(f)not holding itself out as having agreed to pay, or as being liable for, the, obligations of the Member or any of its respective Affiliates;

(g)maintaining all of its assets in its own name and not commingling its assets with those of any other Person;

(h)paying its own operating expenses and other liabilities out of its own funds;

(i)observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Certificate;

(j)maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(k)paying its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets;

(l)holding itself out to the public as a legal entity separate and distinct from any other Person.

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SCHEDULE 10.02

administrative agent’s OFFICE;
certain ADDRESSES FOR NOTICES

BORROWER:

Shortfin Solar, LLC

3055 Clearview Way
San Mateo, CA  94402

Attention: General Counsel
Telephone:(650) 638-1028
Facsimile: (650) 638-1029
Electronic Mail: contracts@solarcity.com

Taxpayer Identification Number:  [***]

MEMBER:

[***]

3055 Clearview Way
San Mateo, CA  94402

Attention: General Counsel
Telephone:(650) 638-1028
Facsimile: (650) 638-1029
Electronic Mail: contracts@solarcity.com

Taxpayer Identification Number:  [***]

SOLARCITY

SolarCity Corporation

3055 Clearview Way
San Mateo, CA  94402

Attention: General Counsel
Telephone:(650) 638-1028
Facsimile: (650) 638-1029
Electronic Mail: contracts@solarcity.com

Taxpayer Identification Number:  [***]

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ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):
Bank of America Plaza

901 Main Street

Mail Code:  TX1-492-14-11

Dallas, TX  75202-3714
Attention: [***]

Phone:  [***]

Fax:  [***]

Electronic Mail: [***]

Remittance Instructions:

Bank of America, N.A.

New York, NY

ABA #:[***]

Account #:

Attn: Corporate Credit Services

Ref: Shortfin Solar, LLC

Other Notices as Administrative Agent:
(for financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.

Bank of America

900 W Trade Street

Mail Code: NC1-026-06-03
Charlotte NC 28255-0001

Attention: [***]

Telephone: [***]

Telecopier: [***]

Electronic Mail: [***]

COLLATERAL AGENT

Bank of America
GATEWAY VILLAGE-900 BUILDING
Mailcode: NC1-026-06-03
900 W TRADE ST
CHARLOTTE, NC, 28255-0001
Attention: [***]
Telephone: [***]
Facsimile: [***]
Email: [***]

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EXHIBIT A

FORM OF LOAN NOTICE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Shortfin Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and a Lender.

The undersigned hereby requests (select one):

  A Borrowing of Loans  A conversion or continuation of Loans

1.On ______________________ (a Business Day).

2.In the amount of $_________________.

3.Comprised of ______________________.
[Type of Loan requested]

4.For Eurodollar Rate Loans:  with an Interest Period of months.

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

SHORTFIN SOLAR, LLC

By:
Name:
Title:

A-1

Form of Loan Notice

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EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of [_____________________] (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and a Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SHORTFIN SOLAR, LLC

By:
Name:
Title:

B-1

Form of Note

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LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

B-2

Form of Note

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EXHIBIT C-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

C-1-1

Form of Assignment and Assumption

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being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:______________________________

______________________________

2.Assignee[s]:______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.Borrower(s):______________________________

4.Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement.

5.Credit Agreement:Credit Agreement, dated as of March 31, 2015, among Shortfin Solar, LLC, a Delaware limited liability company, SolarCity Corporation, a Delaware corporation, solely in its capacity as a limited guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and a Lender.

C-1-2

Form of Assignment and Assumption

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6.Assigned Interest[s]:5

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

		________	$________________	$________________	__________%
		________	$________________	$________________	__________%
		________	$________________	$________________	__________%

[7.Trade Date:__________________]6

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]7
[NAME OF ASSIGNOR]

By: _____________________________

[NAME OF ASSIGNOR]

By: _____________________________
Title:

[5]	The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[7]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

C-1-3

Form of Assignment and Assumption

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ASSIGNEE[S]8
[NAME OF ASSIGNEE]

By: _____________________________
Title:

[NAME OF ASSIGNEE]

By: _____________________________

Title:

[Consented to and]9 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to:]10
[SHORTFIN SOLAR, LLC]

By: _________________________________
Title:

[8]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[10]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

C-1-4

Form of Assignment and Assumption

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[___________________]11

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.03 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

[11]	Describe Credit Agreement at option of Administrative Agent.

C-1-5

Form of Assignment and Assumption

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this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

C-1-6

Form of Assignment and Assumption

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EXHIBIT C-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[attached]

C-2-1

Form of Administrative Questionnaire

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EXHIBIT D

OPINION MATTERS

The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•Section 5.01

•Section 5.02

•Section 5.03

•	Section 5.04
•	Section 5.08
•	Section 5.10(b)

D-1

Opinion Matters

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EXHIBIT E-1

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shortfin Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), the Collateral Agent (the “Collateral Agent”), and a Lender, and each other lender from time to time party thereto (each, a “Lender”).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: _______________________
Title: ________________________

E-1-1

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Date: ________ __, 20[  ]

E-1-2

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E-2

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shortfin Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), the Collateral Agent (the “Collateral Agent”), and a Lender, and each other lender from time to time party thereto (each, a “Lender”).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

E-2-1

U.S. Tax Compliance Certificate

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EXHIBIT E-3

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shortfin Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), the Collateral Agent (the “Collateral Agent”), and a Lender, and each other lender from time to time party thereto (each, a “Lender”).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

E-3-1

U.S. Tax Compliance Certificate

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Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

E-3-2

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shortfin Solar, LLC, a Delaware limited liability company (the “Borrower”), SolarCity Corporation, a Delaware corporation solely in its capacity as a limited guarantor (the “Limited Guarantor”), Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), the Collateral Agent (the “Collateral Agent”), and a Lender, and each other lender from time to time party thereto (each, a “Lender”).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

E-4-1

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[  ]

E-4-2

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F

ADVANCE MODELS

[Delivered separately]

F-1

U.S. Tax Compliance Certificate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 1

ELIGIBILITY REPRESENTATIONS

1. Accuracy of System Information: The System Information for the System is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2. Form of Customer Agreement: The Customer Agreement signed by an obligor relating to such System (x) is substantially in one of the forms of Customer Agreements as delivered by or on behalf of Borrower to Administrative Agent prior to the Closing Date and (y) complies with and satisfies the following conditions:

a.

Customer Agreement: The related Customer Agreement provides that an affiliate of Borrower agrees to design, procure and install and maintain and repair PV Systems (subject to force majeure exceptions) at the property specified in such Customer Agreement for no charge (other than any fees related to activation, removal and reinstallation of the system, or other fees as set forth in the form of Customer Agreements as delivered by or on behalf of Borrower to Administrative Agent  other than for power purchases or lease payments) over the term of the contract, and the Host Customer agrees to purchase electric energy produced by such Systems or lease such Systems.

b.

Modification to Customer Agreement:  The terms of the related Customer Agreement have not been amended, waived, extended, or modified in any material respect since the “Inspection Date” of the System, except, in the case of a residential Customer Agreement, in compliance with SolarCity’s Credit Underwriting Policy and Collections Policy and in the case of a commercial or governmental Customer Agreement, in compliance with SolarCity’s Commercial Contract Negotiations and Modifications Policy.

c.

Host Customer Payments in U.S. Dollars: The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the counterparty of the related Customer Agreement.

d.	Host Customer: The related Host Customer satisfied SolarCity’s Credit Underwriting Policy at the time of origination.
e.	Host Customer FICO Score: The related residential Host Customer had a minimum FICO of [***] at the time of origination.
f.	W.A. FICO Score: The weighted average FICO score at the time of origination for all Eligible Systems related to residential Host Customers in all Subject Funds is at least [***].
g.

Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or will be generated and delivered by the

Appendix 1 - 1Shortfin Credit Agreement – Appendices

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related PV System to such Host Customer after the related PV System has received permission to operate from the local utility in writing or in such other form as is customarily given by such local utility (“PTO”), and such payment obligations under the related Customer Agreement do not provide for offset for any reason including non-payment or non-performance under any customer warranty agreement or performance guaranty provided to the applicable Host Customer; provided, however, that [***].

h.	Non-cancelable: The related Customer Agreement is non-cancelable by its terms after the start of installation of the System.
e.

Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement under the applicable Project Document.

j.

Indemnity Provisions:  The related Customer Agreement does not add or remove any indemnity or contingent liability provisions from the applicable form that would reasonably be expected to have a material negative impact on the Borrower’s cash flows.

k.	[***].

3. Legal Compliance: The Customer Agreement and the origination thereof and the installation of the related System, in each case, was in compliance in all material respects with applicable federal, state and local laws and regulations (including all consumer protection laws) at the time such Customer Agreement was originated and executed and such System was installed.

4.Legal, Valid and Binding Agreement: The related Customer Agreement is legal, valid and binding on the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

5. Full Force and Effect: With respect to the applicable Subject Fund counterparty, the related Customer Agreement is in full force and effect in accordance with its respective terms.

6. Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of an affiliate of Borrower.

7. System: The related PV System was properly delivered to and installed for the related Host Customer in good repair, without defect, and in satisfactory order.  The related Host Customer has accepted the related PV System, and the PV System is an Inspected System or a

Appendix 1 - 2 Shortfin Credit Agreement – Appendices

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PTO System.  The solar photovoltaic panels and inverters with respect to the related PV System were (a) manufactured by a vendor that, if applicable, is on the list of approved vendors under the applicable Project Documents corresponding to such Subject Fund or (b) if the applicable Subject Fund does not contain an approved manufacturer list, were manufactured by an Approved Manufacturer.

8. Project States: The PV System is located in a state or locality that is approved in Project Documents corresponding to the applicable Subject Fund.

9. No Condemnation: No condemnation is pending or, to Borrower’s knowledge, threatened with respect to the PV System, or any portion thereof material to the ownership or operation of the PV System, and no unrepaired casualty exists with respect to the PV System or any portion thereof material to the ownership or operation of the PV System or the sale of electricity therefrom.

10.No Defaults or Terminations: The related Customer Agreement is not in default and the related System is not a Terminated System or Defaulted System.  Furthermore, the Host Customer associated with the related Customer Agreement is not a Host Customer for any other Customer Agreement that was originated, acquired and/or serviced by an Affiliate of Borrower that would meet the definition of a Defaulted System.

11.No Delinquencies: The related PV System has not been turned off due to a Host Customer delinquency.

12. Warranties: All manufacturer warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the owner or lessee of such PV System, as applicable (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

13. Covered Assets:  Upon Placement in Service, certain maintenance and administrative services associated with such PV System shall be covered in accordance with the applicable servicing arrangement for such Subject Fund and the standards set forth in the Project Documents.

14. Liens:  Such PV System and the related Customer Agreement have been assigned to and are owned by the Lessor Partnership or Partnership, to which the Managing Member has an Equity Interest, free and clear of all liens and encumbrances, except for liens permitted under the applicable Project Documents of the applicable Subject Fund, as applicable.

15. Fixture Filings:  Prior to Placement in Service, an affiliate of the Borrower has filed a precautionary fixture filing in respect of the related System or such other similar filing as may be required by applicable Law including pursuant to Cal. Pub. Util. Code §§ 2868-2869; provided, however, that (a) certain of such filings may be released from time-to-time in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage loan or sale of home, (b) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property

Appendix 1 - 3 Shortfin Credit Agreement – Appendices

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subject to the filing, (c) no fixture filings have been made with respect to fully prepaid Systems and (d) fixture filings may not have been made on Systems located on military property.

16.Insurance: (i) If the applicable Subject Fund is a Partnership Flip Structure, the PV System is insured as specified under the applicable Project Documents and (ii) if the applicable Subject Fund is a Partnership Lease Pass Through Structure, neither the Borrower nor the Lessor Partnership, as applicable, is aware of a breach of Lessee’s covenant to insure the PV System pursuant to the terms of the applicable Project Documents.

17.Maximum Remaining Term: For any Residential System, the original term of the related Customer Agreement does not exceed [***] months, and for any Commercial System, the original term of the related Customer Agreement does not exceed [***] months.

18.Maximum Annual Escalator: For any Residential System, the annual escalator of the related Customer Agreement does not exceed [***]%, and for any Commercial System, the annual escalator of the related Customer Agreement does not exceed [***]%.

19.No Adverse Selection:  No selection procedures reasonably believed by the Borrower to be adverse to the Lenders were utilized in selecting the Subject Funds, Systems and the related Customer Agreements.

20.No Defenses Asserted: The related Customer Agreement has not been satisfied, subordinated or rescinded and no lawsuit is pending with respect to such Customer Agreement.

21.Delivery of Customer Agreements and Other Documentation:  The related Customer Agreement and any amendments or modifications have been converted into an electronic form (an “Electronic Copy”) and the related original Customer Agreement and any amendments or modifications have been destroyed on or before the later of (x) the Borrowing Date or (y) 30 days after the System receives PTO, in compliance with SolarCity’s document storage policies (which include exceptions for preservation of originals where the local utility or governmental authority requires such preservation).  An Electronic Copy is being maintained by the Maintenance Services Provider on behalf of the related Investor and such Electronic Copy is a true and complete copy of such original Customer Agreement and any amendments or modifications thereto.  Each original Customer Agreement in the form of a “Lease Agreement” that has been retained by SolarCity as Maintenance Services Provider in a custodial capacity in compliance with such exception to its document storage policies has been labeled on or before the Closing Date to indicate that such Lease Agreement was transferred to the Investor.

22.Payment Terms of Customer Agreement: Except as otherwise permitted in the related Customer Agreement, the related Customer Agreement provides that the Host Customer thereunder is required to make periodic “Host Customer Payments”, which are due and payable on a monthly basis, during the term of the related Customer Agreement.

23.PBI Payments:

a.

All applications, forms and other filings required to be submitted in connection with the procurement of performance based incentives (“PBI”) payments have been properly made, or will be or are in the process of being made, in all material

Appendix 1 - 4 Shortfin Credit Agreement – Appendices

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respects under applicable law, rules and regulations and the related PBI obligor is in the process of approving or has provided a written reservation approval (which may be in the form of electronic mail from the related PBI obligor) for the payment of PBI payments.

b.

All conditions to the payment of PBI payments by the related PBI obligor have been satisfied or approved or will be in the process of being satisfied or approved, as applicable, and the PBI obligor’s payment obligation will be or is an absolute and unconditional obligation of the PBI obligor that is not subject to offset for any reason.

c.

If final forms and related agreements (including all applications, forms and other filings and any written reservation approvals, interconnection agreements and REC purchase agreements, each, a “Performance Based Incentive Agreement”) are required by the laws, rules or regulations governing the obligations of the PBI obligor to pay the PBI payments, to the Borrower’s Knowledge, such Performance Based Incentive Agreement is, or will be, as applicable, the legal valid and binding payment obligation of the PBI obligor, enforceable against such PBI obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

Appendix 1 - 5 Shortfin Credit Agreement – Appendices

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APPENDIX 2

TAX EQUITY STRUCTURES, PARTNERSHIPS, LESSOR PARTNERSHIPS, SUBJECT FUNDS, MANAGING MEMBERS, FUNDED SUBSIDIARIES, LESSEES, CASH SWEEP DESIGNATIONS AND INVESTORS

		Tax Equity Structure	Partnership / Lessor Partnership (Subject Fund)	Partnership Managing Member / Lessor Partnership Managing Member (Borrower Subsidiary Party)	Funded Subsidiaries (Subject Fund and Managing Member)	Lessee	Cash-Sweep Fund or Non-Cash Sweep Fund	Investors
1.	[***]	[***]	[***]	[***]	•[***]	[***]	[***]	[***]
2.	[***]	[***]	[***]	[***]	•[***]	[***]	[***]	[***]
3.	[***]	[***]	[***]	[***]	•[***]	[***]	[***]	[***]
4.	[***]	[***]	[***]	[***]	•[***]	[***]	[***]	[***]
5.	[***]	[***]	[***]	[***]	•[***]	[***]	[***]	[***]

Appendix 2 - 1Shortfin Credit Agreement – Appendices

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APPENDIX 3

PROJECT DOCUMENTS

1.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [On File with Administrative Agent]
•	Amended and Restated Limited Liability Company Agreement of [***], dated as of March 31, 2015, by Shortfin Solar, LLC.
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].
2.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***]and [***]
•	Amended and Restated Limited Liability Company Agreement of [***], dated as of March 31, 2015, by Shortfin Solar, LLC.
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [***] and [***]
•	Guaranty, dated as of [***], from [On File with Administrative Agent] in favor of [***].
•	Asset Management Agreement, dated as of [***], by and between SolarCity and [***].
3.	[***] Subject Fund
•	Master Lease, dated as of [***], by and between [***] and [***].

Appendix 3 - 1Shortfin Credit Agreement – Appendices

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•	Equity Capital Contribution Agreement, dated as of [***], by and among SolarCity, [***] and [***].
•	Amendment to Equity Capital Contribution Agreement, dated as of [***] (to add [***] as a Project State).
•	Operating Agreement of [***], dated as of [***], by and between [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and among [On File with Administrative Agent], [***] and [***].
•	Amended and Restated Operating Agreement of [***] dated as of March 31, 2015, by Shortfin Solar, LLC.
•	Pass-Through Agreement, dated as of [***], by and between [***] and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [On File with Administrative Agent], [***] and [***].
4.	[***] Subject Fund
•	Master Lease, dated as of [***], by and between [***] and [***].
•	Equity Capital Contribution Agreement, dated as of [***], by and among SolarCity, [***] and [***].
•	Amendment to Equity Capital Contribution Agreement, dated as of [***] (to add [***] as a Project State) by and among SolarCity, [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and between [***] and [***].
•	Operating Agreement of [***], dated as of [***], by and between [On File with Administrative Agent] and [***].
•	Amended and Restated Operating Agreement of [***] dated as of March 31, 2015, by Shortfin Solar, LLC.
•	Pass-Through Agreement, dated as of [***], by and between [***] and [***].
•	Guaranty, dated as of [***], from SolarCity in favor of [On File with Administrative Agent]and [***].
5.	[***] Subject Fund
•	Limited Liability Company Agreement of [***], dated as of [***], by and between [***] and [***].

Appendix 3 - 2Shortfin Credit Agreement – Appendices

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•	Amended and Restated Limited Liability Company Agreement of [***], dated as of March 31, 2015, by Shortfin Solar, LLC.
•	Maintenance Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Master Development, EPC & Purchase Agreement, dated as of [***], by and between SolarCity and [***].
•	Administrative Services Agreement, dated as of [***], by and between SolarCity and [***].
•	Guaranty, dated as of [***], by SolarCity in favor of [***].
•	Guaranty, dated as of [***], by [On File with Administrative Agent], in favor of [***].

Appendix 3 - 3Shortfin Credit Agreement – Appendices

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APPENDIX 4

SYSTEM INFORMATION

The following information with respect to each System is the “System Information”:

(a)	the applicable Subject Fund;
(b)	SolarWorks ID number;
(c)	type of agreement (i.e., power purchase agreement or lease agreement);
(d)	Host Customer (i) account reference number(s), and (ii) city, state and zip code;
(e)	Sub-Limit 1 Flag, Binary indicator of "1" if customer has FICO less than [***], as applicable;
(f)	Sub-Limit 2 Flag, Binary indicator of "1" if customer has FICO less than [***], as applicable;
(g)	Sub-Limit 3 Flag, Binary indicator of "1" if system has been Inspected, but not yet received PTO, as applicable
(h)	PV System size;
(i)	the Project State in which such System is located;
(j)	projected PTO dates (in respect of Inspected Systems) and actual PTO dates (in respect of PTO Systems);
(k)	date such System became an Inspected System or PTO System, as applicable;
(l)	whether the applicable Customer Agreement provides for any form of prepayment and a description thereof;
(m)	term of the applicable Customer Agreement; and
(n)	Utility.

Appendix 4 - 1Shortfin Credit Agreement – Appendices

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 5

TAX EQUITY REPRESENTATIONS

(a)The Managing Member (i) has entered into only one tax equity transaction, namely the applicable Tax Equity Structure, and has entered into no agreements other than the related Project Documents and (ii) owns no assets other than (x) its Equity Interests in the Subject Fund related to such Tax Equity Structure as set forth on Appendix 2 and (y) its contractual rights arising from the Project Documents related to such Tax Equity Structure.  Each of the Project Documents for such Managing Member and Subject Fund is listed on Appendix 3.  Copies of all Project Documents as currently in effect have been delivered via electronic dataroom to the Administrative Agent by the Borrower.  Each Project Document to which the Funded Subsidiary is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Project Documents to which a Funded Subsidiary is a party has been amended or modified since the effective date of such Project Document other than as set forth on Appendix 3 or permitted by Section 7.09(a).  No Subject Fund is party to any material contract, agreement or other undertaking except the Project Documents and any other contract, agreement or undertaking previously disclosed in writing to the Administrative Agent.

(b) Each Project Document to which the Funded Subsidiary is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of the Project Documents to which the Funded Subsidiary is a party has been amended or modified since the effective date of such Project Document other than as set forth on Appendix 3 or permitted by Section 7.09(a).  To the knowledge of the Managing Member, all Project Documents with respect to such Subject Fund are in full force and effect and no material breach, default or event of default has occurred and is continuing thereunder or in connection therewith, except in either case to the extent that such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems or any Subject Fund or on the legality, validity or enforceability of the operating agreement of a Partnership or Lessor Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to a Subject Fund.

(c) Neither the Managing Member nor the Subject Fund has incurred any Debt or other obligations or liabilities, direct or contingent other than (i) with respect to the Managing Member, (x) the Debt and other obligations and liabilities arising under the Financing Documents and (y) contingent indemnification obligations and loans required to be made to the Subject Fund, in each case under clause (y), under the Project Documents, (ii) with respect to the Subject Fund, the Debt and other obligations and liabilities (including for Taxes) arising under or

Appendix 5 - 1Shortfin Credit Agreement – Appendices

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in relation to the Project Documents or (iii) Debt in accordance with Section 7.02 of the Credit Agreement and otherwise in connection with Permitted Liens. No claim with respect to the contingent indemnification obligations of the Managing Member under any Project Document has been asserted on or prior to the date hereof and remains outstanding.

(d) No loan to the Subject Fund required or permitted to be made under the Project Documents has been made and remains outstanding, except loans required to be made under a Project Document that have been disclosed in writing to the Administrative Agent and the Lenders or that otherwise constitute Debt in accordance with Section 7.02 of the Credit Agreement. All preferred return payments required to be made on or prior to such date pursuant to the Subject Fund operating agreement(s) have been made.

(e) Neither the Managing Member nor the Subject Fund is in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

(f) Neither the Managing Member nor the Subject Fund has conducted any business other than the business contemplated by the Project Documents applicable to such Managing Member and the Subject Fund.

(g) The Managing Member has not been removed as Managing Member under the Subject Fund operating agreement(s) nor has the Managing Member given or received notice of an action, claim or threat of removal nor, to the knowledge of the Managing Member, do any grounds for removal exist.

(h) No event has occurred under the Subject Fund operating agreement(s) that would allow the Investor or another member to remove, or give notice of removal, of the Managing Member.

(i) No event or circumstance occurred and is continuing that has resulted or could reasonably be expected to result in or trigger any limitation, reduction, suspension or other restriction on distributions or other periodic payments to the Managing Member or the Subject Fund under the applicable Project Documents (any such event or circumstance, a “Cash-Sweep Event”). For the avoidance of doubt, “Cash-Sweep Event” shall not include any insolation-, customer default-, or serial defect-related events or circumstances, or other events or circumstances, that are not specifically addressed in the applicable Project Documents as limiting, reducing, suspending or otherwise restricting distributions or other periodic payments to the Managing Member or the Subject Fund.

(j) There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Subject Fund, the Managing Member or against either of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Funded Systems owned by the Subject Fund or the Subject Fund or on the legality, validity or enforceability of any of the Loan Documents, the operating agreement of the Subject

Appendix 5 - 2Shortfin Credit Agreement – Appendices

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Fund, the master lease in the Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in the Subject Fund or any guaranty agreement by SolarCity in favor of an Investor or other party with respect to the Subject Fund.

(k)No notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of the Subject Fund or the tax benefits associated with the Subject Fund is ongoing or has been resolved in a manner materially adverse to the Subject Fund or Managing Member or, to the Borrower’s Knowledge, the Investor or any other member.

(l)The only holders of Equity Interests in each Subject Fund are (i) the applicable Managing Member and (ii) either an Investor or a Lessee and, except as expressly set forth in each Subject Fund’s operating agreement, (A) there are no outstanding Equity Interests with respect to such Subject Fund and (B) there are no outstanding obligations of any Subject Fund to repurchase, redeem, or otherwise acquire any membership or other equity interests in such Subject Fund or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Subject Fund. The class or classes of membership interests that each Subject Fund is authorized to issue and has issued are expressly set forth in its operating agreement.

(m)With respect to [***], the Loans made under this Agreement are a “Qualifying Class B Borrowing” as defined in LLC Agreement for [***].

(n)The Subject Fund has filed, or has caused to be filed with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that the Subject Fund may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when the Subject Fund is in good faith contesting the same, so long as such contest is pursued in accordance with the requirements of each applicable Project Document.  There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Subject Fund that could, if made, individually or in the aggregate have a Material Adverse Effect or that could have a material adverse effect on the Subject Fund.

(o)The Borrower has delivered to the Administrative Agent the most recent financial statements (including the notes thereto) prepared in respect of each Subject Fund pursuant to the requirements of such Subject Fund’s Organizational Documents, and such financial statements (if any) (a) fairly present in all material respects the financial condition of such Subject Fund as of the date thereof and (b) have been prepared in accordance with the requirements of such Subject Fund’s Organizational Documents.  Such financial statements and notes thereto disclose all direct or contingent material liabilities of such Subject Fund as of the dates thereof, including liabilities for taxes, material commitments and Debt.

(p)Except to the extent a Tax Equity Required Consent is obtained in respect of a Subject Fund, the limited liability company agreement of the Subject Fund permits the pledge by the Borrower of its Equity Interest in the Managing Manager to the Collateral Agent pursuant to the Security Agreement, and the pledge by the Member of its Equity Interest in the Borrower to

Appendix 5 - 3Shortfin Credit Agreement – Appendices

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the Collateral Agent pursuant to the Pledge Agreement, in each case without any prior written consent or approval of the Investor or Lessee, as applicable.  With respect to each Partnership Lease Pass Through Structure, the Collateral Agent may exercise remedies in respect of its security interest in the Equity Interest of the Borrower or in the Equity Interest of the applicable Lessor Managing Member, including foreclosure and transfer thereof in lieu of foreclosure, in each case without any prior written consent or approval of any Lessee or the application of any other conditions.  With respect to each Partnership Flip Structure, the Collateral Agent may exercise remedies in respect of its security interest in the Equity Interest of the Borrower or in the Equity Interest of the applicable Partnership Managing Member, including foreclosure and transfer thereof in lieu of foreclosure, on the terms and subject to the conditions (if any) expressly set forth in the limited liability company agreement of the applicable Subject Fund (or, in the case of the [***] Subject Fund only, as set forth in the Tax Equity Required Consent delivered by the Investor in such Subject Fund).

Appendix 5 - 4Shortfin Credit Agreement – Appendices

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APPENDIX 6

APPROVED MANUFACTURERS

Panels

[***]

Inverters

[***]

Appendix 6 - 1Shortfin Credit Agreement – Appendices

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APPENDIX 7

[RESERVED]

Appendix 7 - 1Shortfin Credit Agreement – Appendices

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 8

TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Partnership Flip Structure

1.

Borrower or an affiliate shall have formed a limited liability company (the “Subject Fund”) that has been formed for the sole purpose of owning PV Systems that have been leased to or are producing power for sale to host customers (the “Systems”).

2.

The Limited Liability Company Agreement of the Subject Fund (the “LLCA”) provides for two classes of limited liability company interests – for purposes of this Part I, “SolarCity Units” and “Investor Units.”

3.	The LLCA provides that the Subject Fund will make no election to be treated other than as a partnership for federal tax purposes.
4.

A wholly owned subsidiary of the Borrower owns the SolarCity Units (as holder thereof, the “SolarCity Member”) and the tax equity investor (the “Investor”) owns the Investor Units (as holder thereof, the “Investor Member”). The SolarCity Member and the Investor Member are collectively referred to herein as the “Members.”

5.	SolarCity Member has been appointed as the initial managing member of the Subject Fund (in such capacity, the “Manager”).
6.

Manager is solely responsible for the management of the Systems (other than with respect to the obligations of any third party the Subject Fund has engaged to provide maintenance services in respect of the PV Systems) and the Subject Fund subject to certain customary approval rights of the Investor Member. The Subject Fund shall be prohibited from incurring any indebtedness above a limit specified in the Subject Fund operating agreement without the Investor Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted without the Investor Member’s consent.

7.	The Manager is required to manage the Subject Fund in accordance with prudent industry standards or subject to the fiduciary duties of care and loyalty.
8.	The Subject Fund has acquired each System pursuant to an agreement (the “EPC Contract”) with an affiliate of the Borrower (the “Seller”).
9.

Cash available for distribution to the Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including end of year true-up and curative flip allocations).

10.	After certain criteria have been satisfied, the SolarCity Member will have the option to purchase all of the Investor Units from the Investor Member for a stated amount or

Appendix 8 - 1Shortfin Credit Agreement – Appendices

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pursuant to an agreed methodology (which may include a purchase price equal to the greater of (x) [***] or (y) [***]).
11.	[Reserved].
12.	The LLCA may not be amended without the written consent of each Member.
13.

SolarCity Member’s obligation to indemnify the Investor Member, if any, will be limited to customary indemnities for breach of the LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and [***]. [***].

14.

No provision in the LLCA would require or cause the SolarCity Member to forfeit, transfer or otherwise divest itself of such Member’s economic interest in the Subject Fund or would under any circumstance revise or otherwise modify any rights associated with the SolarCity Units, other than [***].

15.	The Project Documents require the Managing Member to appoint and maintain an operations and maintenance provider for each System.
16.

The LLCA identifies fixed tax assumptions regarding the treatment of the Subject Fund as a partnership, tax ownership of the Systems, depreciation, allocations of income and loss, and economic substance and requires that the Investor Member’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

17.	The Subject Fund is not a Cash Sweep Fund unless identified as such on Appendix 2.

Part II – Partnership Lease Pass Through Structure

1.

Borrower or an affiliate has formed two limited liability companies, one for the sole purpose of owning PV Systems that have been leased to or are producing power for sale to Host Customers pursuant to Customer Agreements (the “Systems”) (such entity, the “Subject Fund”) and one for the sole purpose of leasing the Systems from the Owner and managing the Systems (the “Master Tenant”).

2.

The Limited Liability Company Agreement of the Subject Fund (the “Subject Fund LLCA”) provides for two classes of limited liability company interests – for purposes of this Part II, “Subject Fund Class A Units” and “Subject Fund Class B Units.”

3.	The LLCA provides that the Subject Fund will make no election to be treated other than as a partnership for federal tax purposes.
4.

A wholly owned subsidiary of the Borrower owns the Subject Fund Class A Units (as holder thereof, the “Subject Fund Class A Member”) and the Master Tenant (as holder thereof, the “Subject Fund Class B Member”) owns the Subject Fund Class B Units. The Class A Member and the Class B Member are collectively referred to herein as the “Subject Fund Members.”

Appendix 8 - 2Shortfin Credit Agreement – Appendices

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5.

A wholly owned subsidiary of SolarCity owns the Class A Units of the Master Tenant (as holder thereof, the “Master Tenant Class A Member”) and the tax equity investor(s) (collectively, the “Investor”) owns the Class B Units of the Master Tenant (as holder thereof, the “Master Tenant Class B Member”). The Master Tenant Class A Member and the Master Tenant Class B Member are collectively referred to herein as the “Master Tenant Members.”

6.	The Subject Fund Class A Member has been appointed as the initial managing member of the Subject Fund (in such capacity, the “Subject Fund Manager”).
7.	Master Tenant Class A Member has been appointed as the initial managing member of the Master Tenant (in such capacity, the “Master Tenant Manager”).
8.

Master Tenant Manager is solely responsible for the management of the Systems and the Master Tenant subject to certain customary approval rights of the Master Tenant Class B Member(s). Subject Fund Manager is solely responsible for the management of the Owner subject to certain customary approval rights of the Subject Fund Class B Member, which also requires the approval of the Master Tenant Class B Member.

9.

The Subject Fund is prohibited from incurring any indebtedness above a limit specified in the Subject Fund LLCA without the Subject Fund Class B Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than ordinary course liens that are customarily permitted.

10.

Aside from specially allocated items, profits, losses and deductions are generally allocated between the Subject Fund Members in proportion to their respective percentages interests as set forth in the Subject Fund LLCA.

11.

The Subject Fund LLCA provides a standard of care that requires the Subject Fund Manager to manage the Subject Fund in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Subject Fund.

12.

Subject Fund has acquired each System pursuant to an agreement (the “ECCA”) with an affiliate of the Borrower (the “Seller”). Each System was acquired prior to it receiving permission to operate. Master Tenant has leased each System from Subject Fund pursuant to a lease agreement (the “Master Lease”). A portion of the rent or power payments paid to the Master Tenant by the host customers is used to pay rent to Subject Fund on a quarterly basis under the Master Lease.

13.

Cash available for distribution to the Subject Fund Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with the agreed upon priority in the Subject Fund LLCA. Subject Fund has elected to pass through the ITC benefits to Master Tenant.

14.	The Subject Fund LLCA may not be amended without the written consent of each Subject Fund Member.

Appendix 8 - 3Shortfin Credit Agreement – Appendices

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15.

Subject Fund Class A Member’s obligation to indemnify the Subject Fund Class B Member, if any, will be limited to customary indemnities for breach of the Subject Fund LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and [***]. [***].

16.

No provision in the Subject Fund LLCA would require or cause the Subject Fund Class A Member to forfeit, transfer or otherwise divest itself of such Member’s economic interest in the Subject Fund or would under any circumstance revise or otherwise modify any rights associated with the Subject Fund Class A Units, [***].

17.	The Subject Fund is not a Cash Sweep Fund unless identified as such on Appendix 2.

Appendix 8 - 4Shortfin Credit Agreement – Appendices

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.